                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                                OCTOBER 25, 2005

                                  BY AND AMONG

               ARLINGTON HOSPITALITY, INC. AND CERTAIN AFFILIATES,

                                       AND

               SUNBURST HOTEL HOLDING, INC. AND CERTAIN AFFILIATES

                                TABLE OF CONTENTS

DESCRIPTION                                                                             PAGE
-----------                                                                             ----
ARTICLE I DEFINITIONS..................................................................    2
      Section 1.1        Definitions...................................................    2
      Section 1.2        Construction..................................................    6

ARTICLE II PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES...........................     7
      Section 2.1        Purchase of Assets and Assumption of Liabilities..............    7
      Section 2.2        Purchased and Excluded Assets.................................    7
      Section 2.3        Assumed and Excluded Liabilities..............................    9

ARTICLE III PURCHASE PRICE AND CLOSING.................................................   10
      Section 3.1        Closing.......................................................   10
      Section 3.2        Purchase Price................................................   10
      Section 3.3        Purchase Price Adjustment.....................................   11
      Section 3.4        Deposit.......................................................   11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS...............................   11
      Section 4.1        Organization..................................................   11
      Section 4.2        Authorization of Transaction..................................   12
      Section 4.3        Noncontravention; Consents....................................   12
      Section 4.4        Title.........................................................   12
      Section 4.5        Brokers.......................................................   12
      Section 4.6        LIMITATION ON WARRANTIES......................................   12

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYERS.................................   13
      Section 5.1        Organization..................................................   13
      Section 5.2        Authorization of Transaction..................................   13
      Section 5.3        Noncontravention; Consents....................................   13
      Section 5.4        Litigation....................................................   14
      Section 5.5        Availability of Funds.........................................   14
      Section 5.6        LIMITATION ON THE WARRANTIES OF THE SELLERS...................   14

ARTICLE VI COVENANTS...................................................................   14
      Section 6.1        General.......................................................   14
      Section 6.2        Notices and Consents..........................................   14
      Section 6.3        Conduct of the Business.......................................   15
      Section 6.4        Transfer Taxes................................................   15
      Section 6.5        Access to Business, Records and Documents.....................   15
      Section 6.6        Bankruptcy Case...............................................   16
      Section 6.7        Prorations....................................................   16

ARTICLE VII EMPLOYEE MATTERS...........................................................   17
      Section 7.1        Employment....................................................   17

                                       i
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
ARTICLE VIII CLOSING CONDITIONS........................................................   17
      Section 8.1        Conditions to Obligations of the Buyers.......................   17
      Section 8.2        Conditions to Obligations of the Sellers......................   19

ARTICLE IX TERMINATION.................................................................   19
      Section 9.1        Termination of Agreement......................................   19
      Section 9.2        Effect of Termination.........................................   20
      Section 9.3        Expense Reimbursement; Break-Up Fee...........................   20

ARTICLE X MISCELLANEOUS................................................................   21
      Section 10.1       Notices.......................................................   21
      Section 10.2       Expenses; No Offset...........................................   21
      Section 10.3       Disclosure Schedules..........................................   21
      Section 10.4       Bulk Sales or Transfer Laws...................................   22
      Section 10.5       Assignment; Successors and Assigns............................   22
      Section 10.6       Amendment; Waiver.............................................   22
      Section 10.7       Severability; Specific Performance............................   22
      Section 10.8       Counterparts..................................................   23
      Section 10.9       Descriptive Headings..........................................   23
      Section 10.10      No Third-Party Beneficiaries..................................   23
      Section 10.11      Entire Agreement..............................................   23
      Section 10.12      Exhibits and Schedules........................................   23
      Section 10.13      GOVERNING LAW.................................................   23
      Section 10.14      Public Announcement...........................................   23
      Section 10.15      Recitals......................................................   23

                                       ii
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                                    EXHIBITS

Exhibit A                        Bill of Sale and Assignment and Assumption Agreement

                              DISCLOSURE SCHEDULES

Schedule 1.1                     Sellers' Knowledge
Schedule 2.2(a)(i)(A)            Hotels
Schedule 2.2(a)(i)(B)            Vacant Land
Schedule 2.2(a)(iv)              Permits
Schedule 2.2(a)(v)               Leased Real Property
Schedule 2.2(a)(vi)              Assumed Contracts
Schedule 2.2(a)(xi)              Joint Ventures
Schedule 2.2(a)(xiv)             Notes Receivables
Schedule 2.3(a)(ii)              Other Secured Creditors
Schedule 4.5                     Brokers
Schedule 6.6(b)                  Rejected Contracts

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") dated as of October 25, 2005 is entered into by and among Arlington Hospitality, Inc., a Delaware corporation, Arlington Hospitality Development, Inc., an Illinois corporation, Arlington Hospitality Management, Inc., an Illinois corporation, Arlington Hospitality Staffing, Inc., an Illinois corporation, Arlington Inns of America, Inc., a Delaware corporation, Arlington Inns of Ohio, Inc., an Ohio corporation, Arlington Lodging Group, Inc., a Delaware corporation, Arlington Office Group, Inc., an Illinois corporation, AP Hotels of Illinois, Inc., an Illinois corporation, AP Hotels of Mississippi, Inc., a Mississippi corporation, AP Hotels of Pennsylvania, Inc., a Pennsylvanian corporation, AP Hotels of Wisconsin, Inc., a Wisconsin corporation, AP Hotels/Parkersburg, WVA, Inc., a West Virginia corporation, AP Properties of Ohio, Inc., an Ohio corporation, API/Athens, OH, Inc., an Ohio corporation, API/Lancaster, OH, Inc., an Ohio corporation, API, Logan, OH, Inc., an Ohio corporation, API/Metropolis, IL, Inc., an Illinois corporation, API/Washington C.H., OH, Inc., an Ohio corporation, Shorewood Hotel Investments Inc., an Illinois corporation, Athens Motel Associates Limited Partnership II, an Ohio limited partnership, Batesville MS 595 Limited Partnership, a Mississippi limited partnership, API/Hammond, IN, Inc., an Indiana corporation, and AP Hotels of Missouri, Inc., a Missouri corporation, (collectively, the "Sellers"), and Sunburst Hospitality Development, Inc., a Delaware corporation, Sunburst Hospitality Management, Inc., a Delaware corporation, Boulevard Motel Staffing Corp., a Delaware corporation, Sunburst Hotel Holdings, Inc., a Delaware corporation, Sunburst Metropolis, IL, Inc., an Illinois corporation, Sunburst Hammond, IN, Inc., an Indiana corporation, Sunburst Murray, KY, Inc., a Kentucky corporation, Sunburst Lansing, MI, Inc., a Michigan corporation, Sunburst Land, Mexico, MO, Inc., a Missouri corporation, Sunburst Batesville, MS, Inc., a Mississippi corporation, Sunburst Jeffersonville South, OH, Inc., an Ohio corporation, Sunburst Oxford, OH, Inc., an Ohio corporation, Sunburst Land, Oxford, OH, Inc., an Ohio corporation, Sunburst Lancaster, OH, Inc., an Ohio corporation, Sunburst Logan, OH, Inc., an Ohio corporation, Sunburst Wilmington, OH, Inc., an Ohio corporation, Sunburst Cambridge, OH, Inc., an Ohio corporation, Sunburst Winchester OH, Inc., an Ohio corporation, Sunburst Land, Athens, OH, Inc., an Ohio corporation, Sunburst Athens, OH, Inc., an Ohio corporation, Sunburst Land Wisconsin, Inc., a Wisconsin corporation, and Sunburst Parkersburg WV, Inc., a West Virginia corporation, (collectively, the "Buyers")

         WHEREAS, the Sellers are in the business of (i) developing and constructing limited service hotels, (ii) owning, leasing, operating, managing, franchising and selling such hotels and (iii) participating in joint venture ownership of such hotels (the "Business").

         WHEREAS, this Agreement contemplates a transaction in which the Buyers will acquire substantially all of the assets of the Business and assume certain of the liabilities of the Business, all on the terms and subject to the conditions set forth in this Agreement.

         WHEREAS, each of the Sellers has filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court") for relief in a bankruptcy case (collectively, the "Bankruptcy Case") filed under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") and Athens Motel Associates Limited Partnership II, Batesville MS 595 Limited Partnership, API/Hammond, IN, Inc., AP Hotels of Missouri, Inc., and Freeport IL 899 L.L.C. shall file under Chapter 11 of Title 11 of the

         United States Code a voluntary petition in the Bankruptcy Court for relief in the Bankruptcy Case on or before October 28, 2005 and shall seek Bankruptcy Court approval of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      Section 1.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

         "Accounts Receivable" has the meaning set forth in SECTION 2.2(b)(ii).

         "Affiliates" has the meaning set forth in Rule l2b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "Agreement" has the meaning set forth in the Preamble.

         "Alternative Transaction" means the sale, transfer or other disposition of all or substantially all of the Purchased Assets to a third party unaffiliated with the Buyers, the Sellers or any of their respective Affiliates.

         "Ancillary Documents" means the Bill of Sale and Assignment and Assumption Agreement and each certificate and other document to be delivered pursuant to ARTICLE VIII.

         "Apportioned Obligations" has the meaning set forth in SECTION 6.7.

         "Approval Order" means an order from the Bankruptcy Court (i) approving the sale of all of the Purchased Assets under the terms and conditions of this Agreement free and clear of all Liens, except Permitted Liens, pursuant to Section 363 of the Bankruptcy Code, (ii) approving the assignment to and assumption by the Buyers of the Assumed Contracts and unexpired leases with respect to the Leased Real Property pursuant to Section 365 of the Bankruptcy Code, (iii) approving the assignment and assumption by the Buyers of the Nonexcludable Mortgage Agreements, (iv) approving the sale of the interests of the Sellers in the Joint Ventures in the same percentage of ownership interests as held by the Sellers prior to the filing of the Bankruptcy case,
   (v) containing findings of fact and rulings that each of the Buyers is a good faith purchaser entitled to the protections of Section 363(m) of the Bankruptcy Code and (vi) which is otherwise reasonably acceptable to the Buyers; provided that the inability of the Sellers to have the Bankruptcy Court apply Section 1146(c) of the Bankruptcy Code to the transactions contemplated hereby shall not be a basis for the Buyers to withhold their acceptance of the Approval Order.

         "Assumed Contracts" has the meaning set forth in SECTION 2.2(a)(vi).

         "Assumed Liabilities" has the meaning set forth in SECTION 2.3(a).

         "Avoidance Actions" means all avoidance claims under the Bankruptcy Code, including all rights, claims, causes of actions and remedies arising under Bankruptcy Code Sections 329, 502(d), 541, 542, 544, 545, 547, 548,
   549, 550, 551 and 553.

         "Bankruptcy Case" has the meaning set forth in the Recitals.

         "Bankruptcy Code" has the meaning set forth in the Recitals.

         "Bankruptcy Court" has the meaning set forth in the Recitals.

         "Bill of Sale and Assignment and Assumption Agreement" has the meaning set forth in SECTION 8.1(c)(i).

         "Break-Up Fee" has the meaning set forth in SECTION 9.3(a).

         "Business" has the meaning set forth in the Recitals.

         "Buyer Material Adverse Effect" has the meaning set forth in SECTION
   5.1.

         "Buyers" has the meaning set forth in the Preamble.

         "Cash Portion" has the meaning set forth in SECTION 3.2(a).

         "Cendant Agreements" means (a) that certain Development Agreement, dated as of September 30, 2000, by and among Arlington Hospitality, Inc., a Delaware corporation (as successor to Amerihost Properties, Inc., a Delaware corporation), Arlington Hospitality Management, Inc., an Illinois corporation (as successor to Amerihost Management Inc., an Illinois corporation), Arlington Hospitality Development, Inc., an Illinois corporation (as successor to Amerihost Development, Inc., an Illinois corporation) and Cendant Finance Holding Corporation, a Delaware corporation, and its subsidiary, AmeriHost Franchise Systems, Inc., a Delaware corporation (the "Development Agreement"); (b) that certain Royalty Sharing Agreement, dated as of September 30, 2000, by and among Arlington Hospitality, Inc. (as successor to Amerihost Properties, Inc.), Cendant Finance Holding Corporation and AmeriHost Franchise Systems, Inc. (the "Royalty Sharing Agreement"); and
   (c) those certain franchise agreements between one or more Sellers and affiliates of Cendant Finance Holding Corporation set forth on Schedule 2.2(a)(vi).

         "Closing" has the meaning set forth in SECTION 3.1.

         "Closing Date" has the meaning set forth in SECTION 3.1.

         "Deposit" has the meaning set forth in SECTION 3.4.

         "Disclosure Schedules" means, collectively, all of the Schedules accompanying this Agreement, as updated and supplemented in accordance herewith.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means Chicago Title and Trust Company.

         "Excludable Mortgage Agreements" means the mortgages identified as items 9 and 10 listed on Schedule 2.3(a)(ii).

         "Excluded Assets" has the meaning set forth in SECTION 2.2(b).

         "Excluded Liabilities" has the meaning set forth in SECTION 2.3(b).

         "Expense Reimbursement" has the meaning set forth in SECTION 9.3(b).

         "Governmental Entity" means the United States, any state or other political subdivision thereof and any other foreign or domestic entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, court, tribunal or instrumentality of the United States or any foreign entity, any state of the United States or any political subdivision of any of the foregoing.

         "Hotels" has the meaning set forth in SECTION 2.2(a)(i).

         "Income Tax Return" means, with respect to any Income Tax, any information return for such Income Tax, and any return, report, statement, declaration, claim for refund or document filed or required to be filed under the Law for such Income Tax.

         "Income Taxes" means any income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth or gross receipts taxes, including any estimated tax, interest, penalties or additions to tax or additional amounts in respect to the foregoing, including any transferee or secondary liability for any such tax and any liability assumed by agreement or arising as a result of being or ceasing to be a member of any affiliated group, or being included or required to be included in any Income Tax Return relating thereto.

         "Joint Ventures" has the meaning set forth in SECTION 2.2(a)(xi).

         "Law" means any applicable federal, state, local or foreign law, statute, common law, rule, regulation, ordinance, permit, order, writ, injunction, judgment or decree of any Governmental Entity.

         "Leased Real Property" has the meaning set forth in SECTION 2.2(a)(v).

         "Lien" means any pledge, security interest, charge, claim or other encumbrance.

         "Material Adverse Effect" means any event, change or effect which is materially adverse to the business, operations (including results of operations), condition (financial or otherwise), assets of the Business taken as a whole, including the Sellers failure to obtain an order from the Bankruptcy Court permitting the Sellers to transfer to the Buyers the (1) Royalty Sharing Agreement and (2) the Nonexcludable Mortgage Agreements; and
   (3) ownership interests of the Sellers in the Joint Ventures in the same percentage of ownership interest and same membership/partnership status as held by the Sellers prior to the filing of the Bankruptcy Case provided, however, that "Material Adverse Effect" will not include, and the determination of the existence of a Material Adverse Effect shall not take into account, any of the following: (a) changes or effects that generally affect the industries in which the Business operates, (b) changes in or effects from securities markets or general economic, regulatory or political conditions in the United States not uniquely related to the Sellers or the Business (including terrorism or the escalation of any war whether declared or undeclared or other hostilities),
   (c) changes or effects arising out of, or attributable to, the announcement of the execution of this Agreement, the compliance by the Sellers with their obligations hereunder, the consummation of the transactions contemplated hereby or the identity of the Buyers, (d) changes or effects due to changes in any Laws affecting the Business or Purchased Assets or (e) the failure of the Business to meet any internal projections or forecasts.

         "Mortgages" has the meaning set forth on Schedule 2.3(a)(ii).

         "Nonexcludable Mortgage Agreements" means the mortgages identified as items 1 through 8 listed on Schedule 2.3(a)(ii).

         "Notes Receivable" has the meaning set forth in SECTION 2.2(a)(xiv).

         "Other Secured Creditors" has the meaning set forth in SECTION 2.3(a)(ii).

         "Owned Real Property" has the meaning set forth in SECTION 2.2(a)(i).

         "Parties" means the Sellers and the Buyers together, and "Party" means the Sellers, on the one hand, or the Buyers, on the other hand, as the case may be.

         "Permits" has the meaning set forth in SECTION 2.2(a)(iv).

         "Permitted Liens" means any (a) Liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings, (b) with respect to the Owned Real Property and the Leased Real Property, covenants, conditions, restrictions and easements and other non-monetory liens, including any matter of the type described in this subparagraph (b) that is disclosed in any title policy, report or commitment delivered to or obtained by the Buyers, and (c) Liens encumbering any of the Real Property and Entitlements which are disclosed as mortgages on Schedule 2.3(a)(ii).

         "Person" means an individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity.

         "Purchase Price" has the meaning set forth in SECTION 3.2(a).

         "Purchased Assets" has the meaning set forth in SECTION 2.2(a).

         "Real Property and Entitlements" means the Owned Real Property and the Leased Real Property.

         "Rejected Contracts" has the meaning set forth in SECTION 6.6(b).

         "Schedule" means a disclosure schedule to this Agreement that is contained in the Disclosure Schedules and incorporated herein pursuant to
   SECTION 10.12.

         "Sellers" has the meaning set forth in the Preamble.

         "Sellers' Employee Benefit Plan" means an employee pension benefit plan to which the Sellers or any of their Affiliates contributes with respect to the current or former employees of the Business within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
   Section 3(1) of ERISA, where no distinction is required by the context in which the term is used.

         "Sellers' Knowledge" means the actual knowledge of the individuals listed on Schedule 1.1.

         "Straddle Period" means any Tax or other applicable year or period beginning before the Closing Date and ending after the Closing Date.

         "Tax" or "Taxes" means a tax or taxes of any kind or nature, or however denominated, including liability for federal, state, local or foreign sales, use, transfer, registration, business and occupation, value added, excise, severance, stamp, premium, windfall profit, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect to the foregoing, including any transferee or secondary liability for a tax and any liability assumed by agreement or arising as a result of being or ceasing to be a member of any affiliated group, or being included or required to be included in any Tax Return relating thereto; provided, however, that "Tax" or "Taxes" will not include any Income Taxes.

         "Tax Returns" means, with respect to any Tax, any information return for such Tax, and any return, report, statement, declaration, claim for refund or document filed or required to be filed under the Law for such Tax.

         "Transferred Employee" has the meaning set forth in SECTION 7.1.

         "Vacant Land" has the meaning set forth in SECTION 2.2(a)(i).

     Section 1.2 Construction.

         (a) For purposes of this Agreement, whenever the context requires, the singular number will include the plural, and vice versa, the masculine gender will include the feminine and neuter genders, the feminine gender will include the masculine and neuter genders, and the neuter gender will include the masculine and feminine genders.

         (b) As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

         (c) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections and Exhibits to this Agreement.

         (d) As used in this Agreement, the terms "hereof," "hereunder," "herein" and words of similar import will refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (e) Each Party hereto has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. Consequently, this Agreement will be interpreted without reference to any rule or precept of Law to the effect that any ambiguity in a document be construed against the drafter.

                                   ARTICLE II
                               PURCHASE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

      Section 2.1 Purchase of Assets and Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyers will purchase from the Sellers, and the Sellers will sell, assign, convey and deliver to the Buyers, free and clear of any Liens other than Permitted Liens, the Purchased Assets, and the Buyers will assume and agree to pay, discharge and perform when due all of the Assumed Liabilities.

      Section 2.2 Purchased and Excluded Assets.

         (a) The "Purchased Assets" are all of the right, title and interest that the Sellers possess and have the right to transfer in and to all of the following assets (other than the Excluded Assets), as the same may exist as of the close of business on the Closing Date:

            (i) certain real properties and all improvements thereto and thereon as set forth on Schedule 2.2(a)(i)(A) (collectively, the "Hotels"), and certain vacant land, as set forth on Schedule 2.2(a)(i)(B) (collectively, the "Vacant Land", and together with the Hotels, the "Owned Real Property");

            (ii) all personal property, furniture, fixtures, vehicles, supplies, inventory and other tangible personal property that are used or held for use in connection with the Business;

            (iii) all credits, claims for refunds and reimbursements, prepaid expenses, deferred charges, advance payments, security deposits, and prepaid items (excluding in respect of Taxes and Income Taxes, other than amounts held in escrow with mortgage lenders in respect of real estate Taxes on the Owned Real Property), in each case consisting of utility deposits, deposits with landlords or similar items relating primarily to the other Purchased Assets or the Assumed Liabilities;

            (iv) to the extent legally assignable, all licenses, permits, franchises, certificates of authority or orders issued by any Governmental Entity with respect to the conduct of the Business by the Sellers, including any such licenses, permits, franchises and certificates of authority as set forth on Schedule 2.2(a)(iv) (the "Permits");

            (v) the leasehold interests of the Sellers, as lessees, in the real property identified on Schedule 2.2(a)(v) (the "Leased Real Property");

            (vi) all of the Sellers' right, title and interest in certain agreements, leases, contracts, franchise contracts (including the Cendant Agreements), joint ventures and other commitments set forth on
         Schedule 2.2(a)(vi) (collectively, the "Assumed Contracts");

            (vii) any rights, warranties, guarantees and recourse (other than any Avoidance Actions) to past providers of engineering, architectural and other professional services and materials by third parties contracting with the Sellers in regard to the Purchased Assets;

            (viii) all books, records, ledgers, files, documents, correspondence, lists, plats, specifications, surveys, drawings, property reports, advertising and promotional materials, reports and other materials (in whatever form or medium) which relate to the Business; provided that the Sellers may retain copies of the foregoing for administrative purposes;

            (ix) all insurance proceeds due but not yet received in respect of the Purchased Assets;

            (x) all claims, offsets and legal rights and actions of the Sellers against third parties and Governmental Entities arising out of or relating to the Purchased Assets and the Business, whether arising pre- or post-petition, other than any Avoidance Actions;

            (xi) all ownership interests in all Persons owned by the Sellers that are identified on Schedule 2.2(a)(xi) (the "Joint Ventures");

            (xii) all goodwill of the Business;

            (xiii) all amounts held in escrow with mortgage lenders in respect of capital expenditure escrows and any other escrows for mortgages which are assumed by the Buyers; and

            (xiv) the notes receivable identified on Schedule 2.2(a)(xiv) (the "Notes Receivables").

         (b) The Purchased Assets will not include any assets, rights or properties other than those specifically described in SECTION 2.2(a). Without limiting the generality of the foregoing sentence and notwithstanding anything to the contrary contained in SECTION 2.2(a), the Sellers or one of their Affiliates will retain all of their right, title and interest in and to, and will not sell, transfer, assign, convey or deliver to the Buyers, and the Purchased Assets will not include, the following (collectively, the "Excluded Assets"):

            (i) any cash or cash equivalents (other than amounts held in escrow with mortgage lenders in respect of real estate Taxes and any other escrows on the Owned Real Property), including any marketable securities or certificates of deposit, or any collected funds or items in the process of collection at the Sellers' financial institutions through and including the Closing Date;

            (ii) all accounts and notes receivable and other such claims for money due to the Sellers, including amounts due arising from the rendering of services or other performance by the Sellers prior to the Closing under the Cendant Agreements (the "Accounts Receivable") but excluding the Notes Receivable;

            (iii) any rights of the Sellers or any of their Affiliates with respect to any Tax or Income Tax refund, or prepaid rent on Leased Real Property, relating to periods ending on or prior to the Closing Date, including any ratable portion of such a rent or Tax or Income Tax period that includes the Closing Date, any Tax Returns or Income Tax Returns and records of the Sellers or any of their respective Affiliates, and any rights of the Sellers or any of their respective Affiliates under any Tax or Income Tax allocation or sharing agreement;

            (iv) any prepaid Taxes and Income Taxes, other than amounts held in escrow with mortgage lenders in respect of real estate Taxes and any other escrows on the Owned Real Property;

            (v) the corporate charter, qualification to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, corporate seal, minute books, stock transfer books, blank stock certificates, books and records relating to federal, state, local or foreign income, gross receipts, franchise, estimated alternative minimum or add-on taxes, and any other documents relating to the organization, maintenance and existence of the Sellers as corporations;

            (vi) any property, casualty or other insurance policy or related insurance services contract held by a Seller or any of its Affiliates;

            (vii) any Avoidance Actions of the Sellers or an Affiliate of the Sellers;

            (viii) any Sellers' Employee Benefit Plans and corresponding assets or any rights of a Seller or any of its Affiliates in the Sellers' Employee Benefit Plans provided by a Seller to its employees as of the Closing Date; and

            (ix) any rights of the Sellers relating to any of the Excluded Assets or Excluded Liabilities.

      Section 2.3 Assumed and Excluded Liabilities.

         (a) The "Assumed Liabilities" consist of the following and only the following liabilities of the Sellers:

            (i) all liabilities and obligations arising under the Assumed Contracts and any other contracts, leases, commitments or agreements included in the Purchased Assets;

            (ii) all liabilities and obligations for the payment of money to the Persons identified on Schedule 2.3(a)(ii) (the "Other Secured Creditors") with respect to the matters identified on such schedule;

            (iii) all liabilities and obligations for the payment of real estate Taxes on the Owned Real Property with respect to which the Buyers are acquiring amounts held in escrow by mortgage lenders under SECTION 2.2(a)(iii); and

            (iv) all liabilities and obligations incurred, accrued or arising after the Closing in connection with the conduct or operation of, or the use or ownership of, the Purchased Assets.

         (b) The Buyers will not assume or become responsible for, and will not be deemed to have assumed or to have become responsible for, the following liabilities and obligations (collectively, the "Excluded Liabilities"):

            (i) all liabilities and obligations arising under any contracts, agreements, leases and commitments not included in the Purchased Assets;

            (ii) all cure costs under the Assumed Contracts;

            (iii) except as set forth in CLAUSE (i) above, all liabilities and obligations under portions of the Business not arising in connection with the conduct or operation of, or the use or ownership of, the Purchased Assets by the Buyers; and

            (iv) all liabilities and obligations of the Sellers not identified as Assumed Liabilities in SECTION 2.3(a).

                                  ARTICLE III
                           PURCHASE PRICE AND CLOSING

      Section 3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will occur as promptly as practicable, but in no event more than five business days, following the satisfaction and/or waiver of all conditions to Closing set forth in ARTICLE VIII (other than any of such conditions that by its nature is to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of Jenner & Block LLP, One IBM Plaza, Chicago, IL 60611, or at such other place on such other date as the Parties may agree in writing. The date on which the Closing actually occurs will be referred to as the "Closing Date," and the Closing will be deemed effective as of 6:00 p.m., Central time on the Closing Date.

      Section 3.2 Purchase Price.

         (a) Subject to SECTION 3.2(b) below, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyers will pay and deliver to the Sellers the sum of Five Million Eight Hundred and Fifty Thousand Dollars ($5,850,000.00) in cash by wire transfer of immediately available funds to an account or accounts designated by the Sellers (the "Cash Portion"), plus the aggregate amount of principal and interest, which are owed on the Closing Date to the Other Secured Creditors (together with the Cash Portion, the "Purchase Price"), plus or minus the net proration of the Apportioned Obligations determined in accordance with SECTION 6.7 of this Agreement.

         (b) Notwithstanding SECTION 3.2(a) above, if the Purchased Assets include the Development Agreement (whether or not amended, modified or supplemented), the Cash Portion of the Purchase Price shall be increased to an amount equal to Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00); provided that any amendment, modification or supplement of the Development Agreement must be acceptable to the Buyers in their sole discretion.

         Section 3.3 Purchase Price Adjustment. The Purchase Price to be paid by the Buyers at the Closing shall be increased dollar-for-dollar by an amount equal to the aggregate sum of all amounts in house banks, petty cash and cash registers at the Hotels as of the effective time of the Closing.

      Section 3.4 Deposit. Promptly, but in no event more than two business days after the date hereof, the Buyers shall deliver a certified or cashier's check made payable to the Escrow Agent and drawn on a bank which is reasonably acceptable to the Sellers or a federal wire transfer of immediately available funds, in an amount equal to $1,100,000, to the Escrow Agent, as an earnest money deposit hereunder (including interest at any time accrued thereon, the "Deposit"). The Deposit shall be held in escrow by the Escrow Agent in a segregated, interest-bearing account of a federally insured commercial bank and disbursed only in accordance with the terms of this Agreement. The Buyers shall pay all costs and expenses associated with the engagement of the Escrow Agent. If the Closing takes place, the Escrow Agent shall deliver the Deposit to the Sellers at the Closing. If this Agreement is terminated or becomes null and void for any reason other than the material breach by any of the Buyers of its obligations hereunder, the Deposit shall be promptly paid within two days to the Buyers. If this Agreement is terminated by the Sellers by reason of the material breach by any of the Buyers of its obligations hereunder, the Deposit shall be paid to the Sellers as liquidated damages and not a penalty with such payment, once received, being the Sellers' sole and exclusive remedy against the Buyers. Notwithstanding the foregoing in this SECTION 3.4, the Escrow Agent shall not disburse the Deposit until the earlier to occur of (i) receipt by the Escrow Agent of joint written instructions, signed by the Sellers and the Buyers, or
(ii) entry of a final and nonappealable adjudication of the Bankruptcy Court determining which Party is entitled to receive the Deposit. In the event of a dispute between the Parties with respect to the Deposit, the Escrow Agent may deposit the Deposit with the Bankruptcy Court and commence an action to determine the proper disposition of such Deposit.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          The Sellers represent and warrant to the Buyers as follows:

      Section 4.1 Organization. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The Sellers are duly qualified or licensed to do business as a foreign entity and are in good standing in each jurisdiction in which the ownership or lease of the Purchased Assets or the conduct of the Business requires such qualification or license, except where the failure to be so qualified or be so licensed would not reasonably be expected to result in a Material Adverse Effect. The Sellers have all requisite power and authority to carry on the Business as currently conducted and to own, lease or use, as the case may be, the Purchased Assets.

      Section 4.2 Authorization of Transaction. Subject to the entry of the Approval Order, each Seller has all requisite power and authority to execute, deliver and perform this Agreement and each of the Ancillary Documents to which it is a party. Subject to the entry of the Approval Order, this Agreement constitutes, and each of such Ancillary Documents when executed and delivered by such Seller will constitute, a valid and legally binding obligation of such Seller (assuming that this Agreement and such Ancillary Documents constitute valid and legally binding obligations of the other parties thereto), enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.

      Section 4.3 Noncontravention; Consents. Except for the Bankruptcy Court's entry of the Approval Order (as herein defined), no material consent, release, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement and the Ancillary Documents to be executed and delivered by the Sellers hereunder and the consummation by the Sellers of the transactions contemplated. Except for the Bankruptcy Court's entry of the Approval Order, neither the execution and delivery by the Sellers of this Agreement and the Ancillary Documents, nor the consummation by the Sellers of the transactions contemplated hereby and thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the Sellers' respective certificates of incorporation or by-laws, any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award or any agreement, instrument, permit or authorization held by any of the Sellers or included within the Purchased Assets, in each case to which any of the Sellers is subject or by which any of the Sellers is bound, which conflict or breach would reasonably be expected to have a Material Adverse Effect on the Sellers, the Business, the Purchased Assets or the transaction contemplated by this Agreement.

      Section 4.4 Title To the Sellers' Knowledge, the Sellers have good title to and, subject only to the Bankruptcy Court's entry of the Approval Order, the power to sell the material tangible personal property and the Real Property and Entitlements contained in the Purchased Assets, free and clear of any Liens other than Permitted Liens. To the Sellers' Knowledge, the Sellers have good title to its ownership interests in the Joint Ventures, free and clear of any Liens.

      Section 4.5 Brokers. Except as set forth on Schedule 4.5, the Sellers have not dealt with any person or entity who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the Sellers for arranging the transactions contemplated hereby or introducing the parties to each other. The Sellers will pay any compensation due to any person and/or entities identified on such Schedule 4.5.

      Section 4.6 LIMITATION ON WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV OR IN ANY ANCILLARY DOCUMENT, NONE OF THE SELLERS OR ANY AFFILIATE OF THE SELLERS MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF

THE PURCHASED ASSETS, THE ASSUMED LIABILITIES, THE BUSINESS OR OTHERWISE,
OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE BUYERS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE. ALL OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY DISCLAIMED. EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE IV OR IN ANY ANCILLARY DOCUMENT, THE SELLERS ARE SELLING, ASSIGNING AND TRANSFERRING THE PURCHASED ASSETS TO THE BUYERS ON AN "AS-IS, WHERE-IS" BASIS.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

         The Buyers represent and warrant to the Sellers as follows:

      Section 5.1 Organization. Each Buyer is duly organized, formed or incorporated and validly existing and in good standing under the laws of the state of such organization, formation or incorporation. Each Buyer is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where such qualification or license is required, except where the failure to so qualify or be so licensed would not reasonably be expected to adversely affect its ability to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which it is a party (a "Buyer Material Adverse Effect"). Each Buyer has all requisite power and authority to carry on its business as currently conducted.

      Section 5.2 Authorization of Transaction. Each Buyer has all requisite power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement constitutes, and each of the Ancillary Documents executed and delivered by such Buyer constitutes, a valid and legally binding obligation of such Buyer (assuming that this Agreement and such Ancillary Documents will constitute valid and legally binding obligations of the other parties thereto), enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing.

      Section 5.3 Noncontravention; Consents.

         (a) The execution and delivery by each of the Buyers of this Agreement and the Ancillary Documents to which it is a party, and the consummation by the each of the Buyers of the transactions contemplated hereby and thereby, do not: (i) violate any Law to which such Buyer or their respective assets are subject, (ii) conflict with or result in a breach of any provision of such Buyer's organizational or governance documents, or (iii) create a breach, default, termination, cancellation or acceleration of any obligation under any contract, agreement or binding commitment to which such Buyer is a party or by which such Buyer or any of its assets or properties is bound or subject, except for any of the foregoing in the case of CLAUSES (i) and
   (iii), that would not reasonably be expected to result in a Buyer Material Adverse Effect.

         (b) No notices, permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities or third parties are required for the consummation by the Buyers of the transactions contemplated hereby or by the Ancillary Documents, other than such of the foregoing that, if not obtained or made, would not reasonably be expected to result in a Buyer Material Adverse Effect.

      Section 5.4 Litigation. There are no legal, administrative, arbitration or other formal proceedings or governmental investigations pending or, to the knowledge of the Buyers threatened, that question the validity of this Agreement or any of the Ancillary Documents, or any action taken or to be taken by the Buyers in connection with this Agreement or any of the Ancillary Documents, other than such of the foregoing that would not individually or reasonably be expected to result in a Buyer Material Adverse Effect.

      Section 5.5 Availability of Funds. The Buyers have funds available to them sufficient to pay to the Sellers the Purchase Price and to perform all of the obligations of the Buyers pursuant to, and to consummate the transactions contemplated by, this Agreement and each of the Ancillary Documents to which it is a party.

      Section 5.6 LIMITATION ON THE WARRANTIES OF THE SELLERS. THE BUYERS HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN
ARTICLE IV, NONE OF THE SELLERS OR THEIR RESPECTIVE AFFILIATES MAKE, and the Buyers are not relying upon, ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THE PURCHASED ASSETS, THE ASSUMED LIABILITIES, THE BUSINESS OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO THE BUYERS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE, AND THE BUYERS ARE ACQUIRING THE PURCHASED ASSETS ON AN "AS-IS, WHERE-IS" BASIS.

                                   ARTICLE VI
                                    COVENANTS

      Section 6.1 General. Each of the Parties will use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done, as soon as possible, all things necessary, proper or advisable (subject to any Laws) to consummate the Closing and the other transactions contemplated by this Agreement, including the negotiation, execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement or the Ancillary Documents. Neither of the Parties will, without prior written consent of the other Party, take or fail to take, or permit their respective Affiliates to take or fail to take, any action, which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation, as soon as possible, of the transactions contemplated by this Agreement or the Ancillary Documents; provided that nothing in this SECTION 6.1 will require a Party to cure any breach or inaccuracy with respect to any representation or warranty contained in this Agreement or any Ancillary Documents.

      Section 6.2 Notices and Consents. Prior to the Closing Date, the Sellers will use commercially reasonable efforts to give all notices required to be given by the Sellers and to obtain all material consents, approvals or authorizations of any third parties (including any Governmental Entity) that are required to be obtained by the Sellers in connection with the transactions contemplated by this Agreement. In connection with the foregoing, each Party will (a) promptly notify the other Party of any written communication to that Party or its Affiliates from any Governmental Entity and, subject to Law, provide the other Party with a copy of any written communication to any of the foregoing and (b) not participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, give the other Party the opportunity to attend and participate thereat, with respect to this Agreement or the Ancillary Documents and the transactions contemplated hereby or thereby. Nothing contained herein will require any Party to pay any consideration (except filing and application fees) to any other Person from whom any such consents, approvals or authorizations are requested.

      Section 6.3 Conduct of the Business.

         (a) Prior to the Closing Date, except with the written consent of the Buyers (which consent will not be unreasonably withheld or delayed), the Sellers will use commercially reasonable efforts under the circumstances to:
   (i) maintain and operate the tangible Purchased Assets in good operating condition and repair, ordinary wear and tear excepted; (ii) operate the Business in the usual and ordinary course, substantially in the same manner as heretofore conducted; and (iii) preserve and maintain the goodwill associated with the Business and relationships with the employees, customers, suppliers, distributors and others with whom the Business has a business relationship.

         (b) The Sellers shall not, without the prior written consent of the Buyers (i) sell, transfer, or otherwise dispose of any Purchased Assets or parts thereof, except in the ordinary course of business, (ii) waive any material rights included in the Purchased Assets, or (iii) terminate, amend, waive or modify any Assumed Contract except in the ordinary course of business.

      Section 6.4 Transfer Taxes. Subject to the Approval Order, the Buyers will pay all Taxes that are required to be paid in respect of any transfer, recording or similar Taxes that may be imposed by reason of the sale, assignment, transfer and delivery of the Purchased Assets; provided that the Sellers will use their reasonable best efforts to have the Bankruptcy Court apply SECTION 1146(c) of the Bankruptcy Code to the transactions contemplated hereby. The Buyers will timely file all Tax Returns required to be filed in connection with the payment of such Taxes.

      Section 6.5 Access to Business, Records and Documents.

         (a) Except as may be prohibited by Law, by the terms of any contract or under any confidentiality or non-disclosure agreement, prior to the Closing, the Sellers will (a) upon reasonable notice, permit representatives of the Buyers to have reasonable access during normal business hours and under reasonable circumstances to all personnel, premises, properties, assets, books, records, the Assumed Contracts and documents of the Business, and (b) furnish the Buyers with financial and other information in the Sellers' possession relating to the Business and the Purchased Assets as the Buyers may from time to time reasonably request; provided, however that the Buyers may not under any circumstances conduct or cause to be conducted any intrusive or invasive environmental testing at any of the properties of the Sellers, including any of the Leased Real Property.

         (b) The Buyers will preserve and maintain all books and records included in the Purchased Assets (including all items under SECTION 2.2(a)(viii)) for a period of two (2) years following the Closing Date. After such two-year period, the Buyers will provide at least 60 days prior written notice to the Sellers, c/o Jenner & Block LLP, of its intent to dispose of any such books and records, and the Sellers and their respective Affiliates will be given the opportunity, at their cost and expense, to remove and retain all or any part of such books and records as they may select. During such two-year period, duly authorized representatives of the Sellers and their respective Affiliates will, upon reasonable notice, have reasonable access during normal business hours to examine, inspect and copy such books and records; provided that to the extent that disclosing any such information would reasonably be expected to constitute a waiver of attorney-client, work product or other privilege with respect thereto, the Parties will take all commercially reasonable action to prevent a waiver of any such privilege, including entering into an appropriate joint defense agreement in connection with affording access to such information.

      Section 6.6 Bankruptcy Case.

         (a) The Sellers shall use commercially reasonable efforts to have the Bankruptcy Court enter the Approval Order.

         (b) (i) The Buyers shall have until the date that is one (1) business day prior to the hearing by the Bankruptcy Court for the Approval Order to designate, by written notice to the Sellers, the Assumed Contracts that it wishes the Sellers to assume and assign to the Buyers, and the Assumed Contracts so identified in such notice shall be set forth on Schedule 2.2(a)(vi); and, (ii) up until the day the Approval Order is entered by the Bankruptcy Court, the Buyers may elect, by written notice to the Sellers, to have any of the executory contracts or unexpired leases set forth on Schedule 2.2(a)(vi) not be assigned to and assumed by the Buyers, and any such contracts or leases so identified in such notice shall be removed from
   Schedule 2.2(a)(vi) and shall no longer constitute Assumed Contracts; provided that the Buyers may not remove the Development Agreement from
   Schedule 2.2(a)(vi) without the prior written consent of the Sellers, which consent may be withheld in their sole discretion. The Buyers shall not elect to assume the contracts set forth on Schedule 6.6 (the "Rejected Contracts") and the Sellers shall have no obligation to assume and assign the Rejected Contracts. Subject to the entry of the Approval Order and the Closing having occurred, the Sellers shall file a motion to reject the Rejected Contracts.

      Section 6.7 Prorations.

         (a) The Parties agree that all assessments attributable to the Owned Real Property, including, sewer rents, water charges, and all other municipal charges, if any, which have become a lien upon the Owned Real Property, whether or not recorded, prior to the Closing Date and any real estate and personal property Taxes on the Owned Real Property that are due or become due without acceleration for any Straddle Period (such Taxes, other than any Taxes with respect to which the Buyers acquire escrowed amounts under SECTION 2.2(a)(iii) and/or

   2.2(a)(xiii), the "Apportioned Obligations"), and any refund, rebate or similar payment received by the Sellers or the Buyers for any Taxes that are Apportioned Obligations, will be apportioned between the Sellers and the Buyers based upon (i) the number of days in the applicable Straddle Period falling on or before the Closing Date and the number of days in the applicable Straddle Period falling after the Closing Date and (ii) the total amount of the most recent ascertainable real estate Taxes for the Owned Real Property. The Sellers will be responsible for the amount apportioned to days on or before the Closing Date, less the aggregate amount of any escrows acquired by the Buyers under SECTION 2.2(a)(iii) and/or 2.2(a)(xiii), and the Buyers will be responsible for (x) the amount apportioned to days after the Closing Date and (y) any amounts apportioned to days on or before the Closing Date, to the extent of the aggregate amount of escrows acquired by the Buyers under SECTION 2.2(a)(iii) and/or 2.2(a)(xiii). The Sellers will pay Apportioned Obligations that are due and payable on or prior to the Closing Date, and the Buyers will pay Apportioned Obligations that are due and payable after the Closing Date. The proration of the Apportioned Obligations made pursuant to this SECTION 6.7 shall be final. In no event shall the Sellers pay or be apportioned assessments attributable to the Owned Real Property for any period after the Closing Date.

         (b) The Buyers shall promptly reimburse the Sellers for one-half of all fees, costs and expenses incurred by the Sellers in connection with transferring the Mortgages to the Buyers in an amount not to exceed $150,000.00; provided that the Sellers shall use their commercially reasonable efforts to minimize such fees, costs and expenses.

                                  ARTICLE VII
                                EMPLOYEE MATTERS

      Section 7.1 Employment. The Buyers may in their sole discretion offer to employ none, any or all of the Sellers' employees. The Buyers shall not have any liability or obligation to the Sellers for any persons who are employees of the Sellers from and after the Closing Date or in respect of any severance or other costs relating to the termination of employment of any of the Sellers' employees or in respect of any liability or obligation of the Sellers under any employee plan. Any employment arrangement between the Buyers and any of the Sellers' employees to be hired by the Buyers as of the Closing Date (each a "Transferred Employee") shall be employment at the will of the Buyers and each Transferred Employee. Either the Buyers or Transferred Employee shall be entitled to terminate the employment arrangement at any time for any reason or for no reason, with or without cause, and with or without notice to the other. Nothing herein or elsewhere will be construed as a commitment to employ any Transferred Employee (or any employee) for any period of time or to pay any Transferred Employee (or any employee) any severance pay.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

      Section 8.1 Conditions to Obligations of the Buyers. The obligations of the Buyers to effect the Closing are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

         (a) The representations and warranties of the Sellers contained in this Agreement or the Ancillary Documents shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or the Ancillary Documents, and the Sellers shall have delivered a certificate confirming the foregoing.

      (b) The covenants and agreements contained herein or in any Ancillary Documents to be performed or complied with by the Sellers on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Sellers shall have delivered a certificate confirming the foregoing.

      (c) The Sellers, as applicable, will have delivered to the Buyers:

            (i) a duly executed counterpart of the bill of sale and assignment and assumption agreement in substantially the form attached as Exhibit A (the "Bill of Sale and Assignment and Assumption Agreement");

            (ii) special warranty deeds with respect to the Owned Real Property;

            (iii) FIRPTA affidavits on behalf of the Sellers;

            (iv) assignment and assumption of the ownership interests in the Joint Ventures;

            (v) assignment and assumption of the Nonexcludable Mortgage Agreements;

            (vi) assignment and assumption of the Royalty Sharing Agreement; and

            (vii) such other instruments of sale, transfer, conveyance and assignment as the Buyers may reasonably request to effect the transactions contemplated thereby.

      (d) the Bankruptcy Court shall have entered the Approval Order.

      (e) The Approval Order shall have become final and nonappealable; provided, however, that at the Buyers' sole option, the Closing may occur at any time after the entry of the Approval Order by the Bankruptcy Court and prior to the time it shall become final and nonappealable.

      Notwithstanding anything to the contrary in this Agreement, in the event that (i) the Development Agreement or (ii) any or all of the Excludable Mortgage Agreements is or are not assignable or otherwise transferrable to the Buyers for any reason whatsoever, or such assignment or transfer would constitute a breach under any such agreements, this Agreement shall not, and shall not be deemed to, constitute an assignment or transfer of, or an agreement by the Sellers to transfer or assign, the Development Agreement or any or all of the Excludable Mortgage Agreements to the Buyers, and the assignment or transfer of such Development Agreement or any or all of the Excludable Mortgage Agreements to the Buyers shall not be a condition to the obligation of the Buyers to effect the Closing.

      Section 8.2 Conditions to Obligations of the Sellers. The obligations of the Sellers to effect the Closing are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

         (a) The representations and warranties of the Buyers contained in this Agreement or the Ancillary Documents shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or the Ancillary Documents, and the Buyers shall have delivered a certificate confirming the foregoing.

         (b) The covenants and agreements contained herein or in any Ancillary Document to be performed or complied with by the Buyers on or prior to the Closing Date shall have been performed or complied with in all material respects and the Buyers shall have delivered a certificate confirming the foregoing.

         (c) The Buyers shall have delivered to the Sellers:

            (i) the Purchase Price in cash by wire transfer of immediately available funds to the account or accounts designated by the Sellers;

            (ii) the Bill of Sale and Assignment and Assumption Agreement, duly executed by the Buyers; and

            (iii) such other instruments of sale, transfer, conveyance and assignment as the Sellers may reasonably request to effect the transactions contemplated thereby.

         (d) The Bankruptcy Court shall have entered the Approval Order.

                                   ARTICLE IX
                                   TERMINATION

      Section 9.1 Termination of Agreement. This Agreement may be terminated at any time prior to Closing:

         (a) by the mutual written consent of the Sellers and the Buyers;

         (b) by written notice from the Sellers or the Buyers if any court of competent jurisdiction or governmental body, authority or agency having jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions as a whole contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) by the Sellers, in the event any of the conditions set forth in
   SECTION 8.2 have not been met, satisfaction of such condition is impossible and such condition has not been waived in writing by the Sellers; provided that the right to terminate this Agreement under this SECTION 9.1(c) shall not be available to the Sellers if the failure of such condition to be met was primarily caused by the breach of this Agreement by the Sellers;

         (d) by the Buyers, in the event any of the conditions set forth in
   SECTION 8.1 have not been met, satisfaction of such condition is impossible and such condition has not been waived in writing by the Buyers; provided that the right to terminate this Agreement under this SECTION 9.1(d) shall not be available to the Buyers if the failure of such condition to be met was primarily caused by the breach of this Agreement by the Buyers;

         (e) by either Party, if Closing has not occurred by January 31, 2006; provided, however, that the right to terminate this Agreement under this
   SECTION 9.1(e) shall not be available to a Party if the failure of the Closing to occur on or prior to such date was primarily caused by a breach of this Agreement by such Party; and

         (f) by the Sellers, if the Bankruptcy Court approves a higher or better offer for the Purchased Assets.

      Section 9.2 Effect of Termination(a) . If any Party terminates this Agreement pursuant to SECTION 9.1 above, all of the unperformed obligations of the Parties hereunder shall terminate without any liability of any Party to such other Party; provided that nothing herein shall relieve any Party from any liability for any breach of this Agreement.

      Section 9.3 Expense Reimbursement; Break-Up Fee.

         (a) In the event (i) this Agreement is terminated by the Sellers at a time when the Buyers are not in breach of this Agreement and (ii) the Sellers thereafter consummate an Alternative Transaction with an unaffiliated third party, the Sellers shall pay to the Buyers an amount equal to a break-up fee of Two (2% ) per cent of the Purchase Price (the "Break-Up Fee").

         (b) The Sellers shall pay to the Buyers an amount equal to their documented reasonable out-of-pocket costs and expenses (including reasonable legal fees) incurred in connection with the transactions contemplated by this Agreement (the "Expense Reimbursement"), in an amount not to exceed $100,000 if the Buyers are ready, willing and able to effect the Closing and deliver to the Sellers written notice thereof, and the Sellers are unable to effect the Closing because of their material breach of this Agreement and the Buyers are not otherwise entitled to recover a Break-Up Fee.

         (c) The payment of the Break-Up Fee shall be made by wire transfer of immediately available funds on the fifth business day following the later of
   (i) consummation of the Alternative Transaction and (ii) receipt by the Sellers of reasonable documentation detailing the amount of Break-Up Fee due.

         (d) The payment of the Expense Reimbursement shall be made by wire transfer of immediately available funds on the fifth business day following the later of (i) the satisfaction of the conditions set forth in SECTION 9.3(b) and (ii) receipt by the Sellers of reasonable documentation detailing the amount of Expense Reimbursement due.

                                   ARTICLE X
                                  MISCELLANEOUS

      Section 10.1 Notices. Any notice, request, instruction or other document to be given hereunder will be sent in writing and delivered personally, sent by reputable, overnight courier service (charges prepaid), sent by registered or certified mail, postage prepaid, or by facsimile, according to the instructions set forth below. Such notices will be deemed given: at the time delivered by hand, if personally delivered; one business day after being sent, if sent by reputable, overnight courier service; at the time received, if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile.

     If to any Seller:                             Arlington Hospitality, Inc.
                                                   2355 S. Arlington Heights Rd.
                                                   Arlington Heights, IL 60005
                                                   Attention:  Leon Vainikos
                                                   Facsimile No.: (847) 228-5422

     With a copy (which will not constitute        Jenner & Block LLP
     notice) to:                                   One IBM Plaza
                                                   Chicago, IL  60611-7603
                                                   Attention:  Catherine Steege
                                                   Facsimile No.: (312) 840-7352

     If to any Buyer:                              Sunburst Hotel Holding, Inc.
                                                   10770 Columbia Pike
                                                   Silver Spring, MD 20901
                                                   Attn: General Counsel
                                                   Facsimile No.: (301) 592-3935

     With a copy (which will not constitute        Bruce Wald
     notice) to:                                   Tishler & Wald, Ltd.
                                                   200 South Wacker Drive,
                                                   Suite 3000 Chicago, IL 60606
                                                   Facsimile No.: (312) 876-3816

     or to such other address or to the attention of such other party that the recipient party has specified by prior written notice to the sending party in accordance with the preceding.

      Section 10.2 Expenses; No Offset. Except as expressly provided in this Agreement, each of the Buyers and the Sellers, and their respective Affiliates, will bear their respective costs and expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. No Party may make any offset against amounts due to any other Party pursuant to this Agreement, the Ancillary Documents or otherwise.

      Section 10.3 Disclosure Schedules. The representations and warranties of the Sellers set forth in this Agreement are made and given subject to the disclosures contained in the Disclosure

   Schedules. The Sellers will not be, nor will they be deemed to be, in breach of any such representations and warranties in connection with any such matter so disclosed in the Disclosure Schedules. Where only brief particulars of a matter are set out or referred to in the Disclosure Schedules, or a reference is made only to a particular part of a disclosed document, full particulars of the matter and the full contents of the document are deemed to be disclosed. Inclusion of information in the Disclosure Schedules will not be construed as an admission that such information is material to the business, operations or condition (financial or otherwise) of the Business or the Purchased Assets, taken as a whole, or as an admission of liability or obligation of the Sellers to any third party. The specific disclosures set forth in the Disclosure Schedules have been organized to correspond to Section references in this Agreement to which the disclosure may be most likely to relate, together with appropriate cross references when disclosure is applicable to other Sections of this Agreement; provided, however, that any disclosure in the Disclosure Schedules will apply to and will be deemed to be disclosed with respect to all other Disclosure Schedules as to which it is reasonably apparent from the face of such disclosure that such disclosure should relate to such other Disclosure Schedule. In the event that there is any inconsistency between any disclosure contained in this Agreement and any matters disclosed in the Disclosure Schedules, information contained in the Disclosure Schedules will prevail and will be deemed to be the relevant disclosure. None of the representations and warranties of the Parties shall survive the Closing.

      Section 10.4 Bulk Sales or Transfer Laws. The Sellers shall obtain, in the Approval Order, a provision waiving compliance by the Sellers and the Buyers with the provisions of any bulk sales laws that may be applicable to the transactions contemplated by this Agreement.

      Section 10.5 Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party, provided, however, that the Buyers may assign this Agreement to one or more of its Affiliates, but no such assignment shall relieve the Buyers of any of its obligations under this Agreement. Subject to the preceding sentence and except as otherwise expressly provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

      Section 10.6 Amendment; Waiver. This Agreement may be amended by a written instrument executed and delivered by the Sellers and the Buyers. At any time prior to the Closing, the Parties may extend the time for performance of or waive compliance with any of the covenants or agreements of the other Party to this Agreement, and may waive any breach of the representations or warranties of such other Party. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the Party against which it is sought to be enforced.

      Section 10.7 Severability; Specific Performance. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. Each Party acknowledges and agrees that the other Party may be irreparably damaged if any provision of this Agreement is not performed in accordance with its terms or otherwise is breached. Accordingly, each Party agrees that the other Party may be entitled, subject to a determination by a court of competent jurisdiction, to injunctive relief to prevent any such failure of performance or breach and to enforce specifically this Agreement and any of the terms and provisions hereof.

      Section 10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all such counterparts taken together will constitute one and the same Agreement.

      Section 10.9 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and will not constitute a part of this Agreement.

      Section 10.10 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person or entity other than the Parties hereto, their respective successors and permitted assigns.

      Section 10.11 Entire Agreement. This Agreement and the Ancillary Documents collectively constitute the entire agreement among the Parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

      Section 10.12 Exhibits and Schedules. The Exhibits and Disclosure Schedules attached to this Agreement are made a part of this Agreement as if set forth fully herein.

      Section 10.13 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS TO BE APPLIED.

      Section 10.14 Public Announcement. Neither Party will issue any press release or public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written consent of the other Party, provided that either Party may make any public disclosure it believes in good faith is required by Law, including all necessary disclosures in the Bankruptcy Case or any listing agreement concerning its publicly-traded securities, in which case the disclosing Party will use its commercially reasonable efforts to advise the other Party prior to making such disclosure.

      Section 10.15 Recitals. The Recitals are made part of this Agreement as if set forth fully herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement on the date first written above.

                                        THE SELLERS:

                                        ARLINGTON HOSPITALITY, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------

                                        ARLINGTON HOSPITALITY DEVELOPMENT, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------

                                        ARLINGTON HOSPITALITY MANAGEMENT

                                        By:
                                           -----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------

                                        ARLINGTON HOSPITALITY STAFFING

                                        By:
                                           -----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------

                                        ARLINGTON INNS OF AMERICA, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                              --------------------------------

                                        ARLINGTON INNS OF OHIO, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                        ARLINGTON LODGING GROUP, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                              --------------------------------

                                        ARLINGTON OFFICE GROUP, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                        AP HOTELS OF ILLINOIS, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                        AP HOTELS OF MISSISSIPPI, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                        AP HOTELS OF PENNSYLVANIA, INC.

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                          AP HOTELS OF WISCONSIN, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          AP HOTELS/PARKERSBURG, WVA, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          AP PROPERTIES OF OHIO, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          API/ATHENS, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          API/LANCASTER, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          API, LOGAN, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          API/METROPOLIS, IL, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          API/WASHINGTON C.H., OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SHOREWOOD HOTEL INVESTMENTS INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          ATHENS MOTEL ASSOCIATES LIMITED
                                          PARTNERSHIP II

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          BATESVILLE MS 595 LIMITED PARTNERSHIP

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          API/HAMMOND, IN, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          AP HOTELS OF MISSOURI, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          THE BUYERS:

                                          SUNBURST HOSPITALITY DEVELOPMENT, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST HOSPITALITY MANAGEMENT, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          BOULEVARD MOTEL STAFFING CORP.,

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST HOTEL HOLDINGS, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST METROPOLIS, IL, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST HAMMOND, IN, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST MURRAY, KY, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST LANSING, MI, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST LAND, MEXICO, MO, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST BATESVILLE, MS, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST JEFFERSONVILLE SOUTH, OH,
                                          INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST OXFORD, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST LAND, OXFORD, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST LANCASTER, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST LOGAN, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST WILMINGTON, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST CAMBRIDGE, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST WINCHESTER OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST LAND, ATHENS, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST ATHENS, OH, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST LAND WISCONSIN, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          SUNBURST PARKERSBURG WV, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                                  EXECUTION COPY

                           SELLER DISCLOSURE SCHEDULES

                           TO ASSET PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 25, 2005

                                  BY AND AMONG

       ARLINGTON HOSPITALITY, INC. AND CERTAIN AFFILIATES (THE "SELLERS")

                                       AND

       SUNBURST HOTEL HOLDING, INC. AND CERTAIN AFFILIATES (THE "BUYERS")

                                (THE "AGREEMENT")

      These Seller Disclosure Schedules are furnished by the Sellers to the Buyers pursuant to and as part of the Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

                              DISCLOSURE SCHEDULES

Schedule 1.1                     Sellers' Knowledge
Schedule 2.2(a)(i)(A)            Hotels
Schedule 2.2(a)(i)(B)            Vacant Land
Schedule 2.2(a)(iv)              Permits
Schedule 2.2(a)(v)               Leased Real Property
Schedule 2.2(a)(vi)              Assumed Contracts
Schedule 2.2(a)(xi)              Joint Ventures
Schedule 2.2(a)(xiv)             Notes Receivables
Schedule 2.3(a)(ii)              Other Secured Creditors
Schedule 4.5                     Brokers
Schedule 6.6(b)                  Rejected Contracts

                                  Schedule 1.1

                               Sellers' Knowledge

1.    James Dale

2.    Stephen Miller

3.    Leon Vainikos

4.    Richard Gerhart

                              Schedule 2.2(a)(i)(A)

                                     Hotels

                                NAME                                                     ADDRESS
----------------------------------------------------------------------          --------------------------
1.   AmeriHost Inn & Suites Athens (Arlington Inns of Ohio,                     20 Home Street
     Inc., API/Athens, OH, Inc., and Athens Motel Associates                    Athens, OH 45701
     Limited Partnership II)

2.   AmeriHost Inn Lancaster (API/Lancaster, OH, Inc.)                          1721 River Valley Circle N
                                                                                Lancaster, OH 43130

3.   AmeriHost Inn Logan (API/Logan, OH, Inc.)                                  12819 State Road 664
                                                                                Logan, OH 43138

4.   AmeriHost Inn Parkersburg North (AP Hotels/Parkersburg, WV, Inc.)          401 37th Street
                                                                                Parkersburg, WV 26101

5.   AmeriHost Inn Batesville (AP Hotels of Mississippi, Inc. and               221 Lakewood Drive
     Batesville, MS 595 Limited Partnership)                                    Batesville, MS 38606

6.   AmeriHost Inn Murray (AP Properties of Ohio, Inc.)                         1210 North 12th Street
                                                                                Murray, KY 42071

7.   AmeriHost Inn & Suites Wilmington (AP Hotels of                            201 Carrie Drive
     Pennsylvania, Inc.)                                                        Wilmington, OH 45177

8.   AmeriHost Inn & Suites Cambridge (AP Hotels of Illinois,                   61595 Southgate Parkway
     Inc.)                                                                      Cambridge, OH 43725

9.   AmeriHost Inn & Suites Columbus SE (AP Hotels of Illinois,                 6323 Prentiss School Road
     Inc.)                                                                      Canal Winchester, OH 43110

10.  AmeriHost Inn Jeffersonville South (API/Washington, C.H.,                  11431 Allen Road NW
     OH, Inc.)                                                                  Jeffersonville, OH 43128

                              Schedule 2.2(a)(i)(B)

                                   Vacant Land

                LOCATION                                    CITY      ST
-----------------------------------------------------      -------    --
approx 1.0 acre next to AmeriHost Inn Hotel                Oxford     OH
(Arlington Inns of America, Inc.)

approx 2.86 acres next to AmeriHost Inn Hotel (AP          Mexico     MO
Hotels of Missouri, Inc.)

approx 5.97 acres, Columbus Road (Arlington Inns of        Athens     OH
Ohio, Inc., API/Athens, OH, Inc., Athens Motel
Associates Limited Partnership II)

approx 3.0 acres (AP Hotels of Wisconsin, Inc.)            Kenosha    WI

                               Schedule 2.2(a)(iv)

                                     Permits

       HOTEL                 STATE                               LICENSES
--------------------         -----     ------------------------------------------------------------
Murray                        KY       OWNER:  AP PROPERTIES OF OHIO, INC.
                                       Certificate of Occupancy
                                       City of Murray - Business License
                                       Cabinet for Health Services -  Hotel/Motel Permit
                                       Cabinet for Health Services -  Pool
                                       Cabinet for Health Services -  Spa

Batesville                    MS       OWNER:  BATESVILLE, MS 595 LIMITED PARTNERSHIP
                                       Certificate of Occupancy
                                       City of Batesville/State of Mississippi Privilege License

Athens                        OH       LESSEE:  ATHENS MOTEL ASSOCIATES LIMITED PARTNERSHIP II
                                       Certificate of Occupancy
                                       Vendor's License
                                       Swimming Pool Operation License ($165)
                                       Spa Operation License ($140)
                                       Hotel/Motel License (Depart of Commerce/State Fire Marshall)
                                       Food Service Operation License - Department of Health
                                       Alarm System Permit-Office of Code Enforcement

Cambridge                     OH       LESSEE:  AP HOTELS OF ILLINOIS, INC.
                                       Certificate of Occupancy
                                       Vendor's License
                                       Swimming Pool Operation License ($415)
                                       Spa Operation License ($390)
                                       Hotel/Motel License (Depart of Commerce/State Fire Marshall)
                                       Food Service Operation License - Department of Health
                                       Ohio Consumer's Use Tax Certificate:  Dept. of Taxation

Columbus SE                   OH       OWNER:  AP HOTELS OF ILLINOIS, INC.
                                       Certificate of Occupancy
                                       Vendor's License
                                       Swimming Pool Operation License ($387)
                                       Spa Operation License ($82)
                                       Hotel/Motel License (Depart of Commerce/State Fire Marshall)
                                       Food Service Operation License - Department of Health

Jeffersonville South          OH       OWNER:  API/WASHINGTON C.H., OH, INC.
                                       Certificate of Occupancy
                                       Vendor's License
                                       Swimming Pool Operation License ($115)
                                       Spa Operation License ($65)
                                       Hotel/Motel License (Depart of Commerce/State Fire Marshall)
                                       Food Service Operation License - Department of Health

Lancaster                     OH       OWNER:  API/LANCASTER, OH, INC.
                                       Certificate of Occupancy

       HOTEL                 STATE                               LICENSES
--------------------         -----     ------------------------------------------------------------
                                       Vendor's License
                                       Swimming Pool Operation License ($406)
                                       Spa Operation License ($330)
                                       Hotel/Motel License (Depart of Commerce/State Fire Marshall)
                                       Food Service Operation License - Department of Health

Logan                         OH       OWNER:  API/LOGAN, OH, INC.
                                       Certificate of Occupancy
                                       Vendor's License
                                       Swimming Pool Operation License ($240)
                                       Spa Operation License ($45)
                                       Hotel/Motel License (Depart of Commerce/State Fire Marshall)
                                       Food Service Operation License - Department of Health
                                       Ohio Consumer's Use Tax Certificate:  Dept. of Taxation
                                       Alarm System Permit - City of Logan

Wilmington                    OH       OWNER:  AP HOTELS OF PENNSYLVANIA, INC.
                                       Certificate of Occupancy
                                       Vendor's License
                                       Swimming Pool Operation License ($400)
                                       Spa Operation License ($400)
                                       Hotel/Motel License (Depart of Commerce/State Fire Marshall)
                                       Food Service Operation License - Department of Health
                                       Vehicle Registration - 1997 Dodge

Parkersburg North             WV       OWNER:  AP HOTELS/PARKERSBURG, WV, INC.
                                       Certificate of Occupancy
                                       Mid-Ohio Valley Health Department - Hotel/Motel Permit ($150/yr)
                                       Mid-Ohio Valley Health Department - Food Establishment ($50/yr)
                                       Mid-Ohio Valley Health Department - Pool
                                       Mid-Ohio Valley Health Department - Hot tub
                                       Business Registration Certificate - Department of Tax & Revenue

                               Schedule 2.2(a)(v)

                              Leased Real Property

1. Lease with an effective date of April 30, 1989, by and between Athens Motel Associates Limited Partnership II and the State of Ohio, acting by and through the Director of Ohio Department of Administrative Services, Columbus, Ohio.

2. Lease Agreement made June 4, 1997, by and between William L. Baker and Nancy A. Baker and Cambridge, OH 996 Limited Partnership, as assigned to AP Hotels of Illinois, Inc. on September 8, 1998.

                               Schedule 2.2(a)(vi)

                                Assumed Contracts

AMERIHOST INN & SUITES ATHENS, OH CONTRACTS

      1. Agreement dated as of September 2004, by and between AmeriHost Inn & Suites Athens, OH and The Plains Self Storage Lease for storage facility Unit #161.

      2. Agreement dated as of September 2002, by and between AmeriHost Inn & Suites Athens, OH and Ohio Logos, Inc. for highway logo signs.

      3. Natural Gas Supply Agreement dated as of September 2004, by and between AmeriHost Inn & Suites Athens, OH and Volunteer Energy Services, Inc.

      4. Franchise Agreement dated as of September 2000, by and between AmeriHost Inn & Suites Athens, OH and AmeriHost Franchise Systems, Inc.

AMERIHOST INN BATESVILLE, MS CONTRACTS

      1. Agreement dated as of November 2004, by and between AmeriHost Inn Batesville, MS and Mississippi Logos, Inc. for highway logo signs.

      2. Franchise Agreement dated as of September 2000, by and between AmeriHost Inn Batesville, MS and AmeriHost Franchise Systems, Inc.

AMERIHOST INN & SUITES CAMBRIDGE, OH CONTRACTS

      1. Agreement dated as of December 2003, by and between AmeriHost Inn & Suites Cambridge, OH and Ohio Logos, Inc. for highway signs on I-70 E direction.

      2. Natural Gas Supply Agreement dated as of August 2004, by and between AmeriHost Inn & Suites Cambridge, OH and Volunteer Energy Services, Inc.

      3. Franchise Agreement dated as of September 2000, by and between AmeriHost Inn & Suites Cambridge, OH and AmeriHost Franchise Systems, Inc.

AMERIHOST INN & SUITES COLUMBUS SOUTHEAST, OH CONTRACTS

      1. Agreement dated as of April 2003, by and between AmeriHost Inn & Suites Columbus Southeast, OH and AmeriHost Franchise Systems, Inc. for DirecWay services.

      2. 2005 CCRA Fee Agreement by and between AmeriHost Inn & Suites Columbus Southeast, OH and AmeriHost Franchise Systems, Inc.

      3. Agreement dated as of November 2002, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Ohio Logos for highway logo signs.

      4. Electric Cooperative Membership Contract dated as of March 1998, by and between AmeriHost Inn & Suites Columbus Southeast, OH and South Central Power Company.

      5. Natural Gas Supply Agreement (Columbia Gas) dated as of August 2004, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Volunteer Energy Services, Inc.

      6. Franchise Agreement dated as of September 2000, by and between AmeriHost Inn & Suites Columbus Southeast, OH and AmeriHost Franchise Systems, Inc.

AMERIHOST INN WASHINGTON COURT HOUSE, OH CONTRACTS

      1. Agreement dated as of April 2003, by and between AmeriHost Inn Washington Court House, OH and AmeriHost Franchise Systems, Inc. for DirecWay services.

      2. 2005 TRVS Fee Agreement by and between AmeriHost Inn Washington Court House, OH and AmeriHost Franchise Systems, Inc.

      3. Agreement dated as of September 1994, by and between AmeriHost Inn Washington Court House, OH and Ohio Gas & Appliance (formerly Blue Flame) for propane gas.

      4. Agreement dated as of October 2004, by and between AmeriHost Inn Washington Court House, OH and Ohio Logos for highway logo signs on I-71.

      5. Agreement dated as of May 2004, by and between AmeriHost Inn Washington Court House, OH and Ohio Logos for highway logo signs on US 35.

      6. Franchise Agreement dated as of September 2000, by and between AmeriHost Inn Washington Court House, OH and AmeriHost Franchise Systems, Inc.

AMERIHOST INN LANCASTER, OH CONTRACTS

      1. Franchise Agreement dated as of September 2000, by and between AmeriHost Inn Lancaster, OH and AmeriHost Franchise Systems, Inc.

AMERIHOST INN LOGAN, OH CONTRACTS

      1. Agreement dated as of October 2002, by and between AmeriHost Inn Logan, OH and Ohio Logos, Inc. for highway logo signs.

      2. Franchise Agreement dated as of September 2000, by and between AmeriHost Inn Logan and AmeriHost Franchise Systems, Inc.

AMERIHOST INN MURRAY, KY CONTRACTS

      1. Agreement dated as of July 2002, by and between AmeriHost Inn Murray, KY and Racer Foundation (Murray State University Athletic Foundation) for sponsorship of the athletic department.

      2. Agreement dated as of November 2003, by and between AmeriHost Inn Murray, KY and Murray State University Foundation, Inc. for Murray Gold Package offering a package deal to the Foundation's guests at $49.50 for lodging.

      3. Franchise Agreement dated as of September 2000, by and between AmeriHost Inn Murray, KY and AmeriHost Franchise Systems, Inc.

AMERIHOST INN PARKERSBURG NORTH, WV CONTRACTS

      1. Franchise Agreement dated as of September 2000, by and between AmeriHost Inn Parkersburg North, WV and AmeriHost Franchise Systems, Inc.

AMERIHOST INN & SUITES WILMINGTON, OH CONTRACTS

      1. Franchise Agreement dated as of September 2000, by and between AmeriHost Inn & Suites Wilmington, OH and AmeriHost Franchise Systems, Inc.

MISCELLANEOUS

      1. Development Agreement, dated as of September 30, 2000, by and among Arlington Hospitality, Inc., a Delaware corporation (as successor to Amerihost Properties, Inc., a Delaware corporation), Arlington Hospitality Management, Inc., an Illinois corporation (as successor to Amerihost Management Inc., an Illinois corporation), Arlington Hospitality Development, Inc., an Illinois corporation (as Successor to Amerihost Development, Inc., an Illinois corporation) and Cendant Finance Holding Corporation, a Delaware corporation, and its subsidiary, AmeriHost Franchise Systems, Inc., a Delaware corporation

      2. Royalty Sharing Agreement, dated as of September 30, 2000, by and among Arlington Hospitality, Inc. (as successor to Amerihost Properties, Inc.), Cendant Finance Holding Corporation and AmeriHost Franchise Systems, Inc.

      3. Contingent Purchase Price Participation Agreement dated as of November 7, 2002, by and between MPH Investments of Mississippi, Inc., AP Properties of Mississippi, Inc., MPH Investments of Illinois, Inc. and Freeport, IL 899 L.L.C.

      4. The AmeriHost Management, Inc. Management Contract dated as of August 15, 1995, by and between of Hammond Hotel Limited Liability Company and AmeriHost Management, Inc. as amended on September 29, 2000.

      5. Lansing Management Agreement dated September 1, 2004, by and between Lansing MI 104, LLC and Arlington Hospitality Management, Inc.

      6. Agreement for Services dated September 1, 2004, by and between Lansing MI 104, LLC and Arlington Hospitality Staffing, Inc.

      7. Management Agreement dated July 2, 1993, by and between Metropolis, IL 1292 Limited Partnership and Amerihost Management, Inc. (k/n/a Arlington Hospitality Management, Inc.).

                               Schedule 2.2(a)(xi)

                                 Joint Ventures

                                         Investor                 Property                       Property
       Investor                      Ownership Interest             Name                          Address
----------------------------    --------------------------   -----------------------      -------------------------
API/Metropolis, IL, Inc.        23% general partner          AmeriHost Inn Players        203 E. Front Street
                                ownership interest                                        Metropolis, IL  62960
                                31.8725% a limited partner
                                ownership interest

API/Hammond, IN, Inc.           17.5% effective ownership    AmeriHost Inn Hammond        781 E. Indianapolis Blvd.
                                as Manager Member of LLC                                  Hammond, IN 46324

Arlington Inns of America,      25% ownership as Manager     AmeriHost Inn & Suites       5190 College Corner Park
Inc.                            Member of LLC subject to     Oxford                       Oxford, OH 45056
                                preferential distribution
                                requirements

Arlington Inns of America,      51% interest as              AmeriHost Inn & Suites       9742 Woodlane Drive
Inc.                            Controlling Managing         Lansing                      Dimondale, MI 48821
                                Member and 8% economic
                                interest

AP Hotels of Wisconsin, Inc.    50% interest in General      Kenosha, WI Vacant Land      Kenosha, WI
                                Partnership                  Parcel

                              Schedule 2.2(a)(xiv)

                                Notes Receivables

1. Balloon Purchase Money Installment Note dated June 26, 2003, in the amount of $100,000.00, by and between Dev Investments of Ohio, Inc. ("Maker") and AP Hotels of Wisconsin, Inc. ("Lender").

      Allonge to Balloon Purchase Money Installment Note dated October 6, 2004, by and between Dev Investments of Ohio, Inc. and AP Hotels of Wisconsin, Inc.

      Third Mortgage and Assignment of Rents dated as of June 26, 2003, by and between Dev Investments of Ohio, Inc. and AP Hotels of Wisconsin, Inc. Allonge 10/1/07.

      Guaranty dated June 26, 2003, by and between Saurabh Shah, Sanjay Amin, Tej Shah and Gaurev Rana with AP Hotels of Wisconsin, Inc.

2. Purchase Money Installment Note dated March 26, 2004, in the amount of $100,000.00, by and between Shiva Hospitality Inc. ("Maker") and AP Hotels of Ohio, Inc. ("Lender")

      Third Mortgage and Assignment of Rents dated as of March 26, 2004, in the amount of $100,000.00, by and between Shiva Hospitality, Inc., and AP Hotels of Ohio, Inc. with Guaranty.

3. Purchase Money Installment Note dated as of November 7, 2002, in the amount of $150,000.00, by and between Nimesh Arora and Nutan Arora (collectively, "Maker"), and AP Hotels of Ohio, Inc. ("Lender") (the "Arora Note").(1)

      Third Mortgage and Assignment of Rents dated as of November 7, 2002, by and between Nimesh Arora and Nutan Arora (collectively, "Mortgagor"), and AP Hotels of Ohio, Inc. for $100,000.

4. Restitution Promissory Note dated September 28, 2004, in the amount of $2,860, by and between Trevor Richardson and Endi, OK 897, LLC.

5. Promissory Note dated October 13, 2002, in the amount of $35,000, by and between Hoey Enterprises d/b/a S&L Creative Carpet and Arlington Hospitality Development, Inc.

----------
(1)   The Parties agree that if the Note Receivable listed as item no. 3 on
Schedule 2.2(a)(xiv) (the "Arora Note") is paid by the obligor on or prior to the Closing Date, that in lieu of transferring the Arora Note, the Sellers shall transfer to the Buyers what is paid on account of the Arora Note.

6. Stand-By Purchase Money Installment Note dated December 20, 2001, in the amount of $300,000, by and between Pyramids Allen Hotel, L.P. and Arlington Hospitality Development, Inc.

      Standby Agreement dated December 20, 2001, by and between Pyramids Allen Hotel, L.P. and Arlington Hospitality Development, Inc.

      Subordination Agreement dated December 20, 2001, by and between Pyramids Allen Hotel, L.P. and Arlington Hospitality Development, Inc.

      Subordinate Deed of Trust, Assignment of Leases and Rents and Security Agreement dated December 20, 2001, by and between Pyramids Allen Hotel, L.P. and Arlington Hospitality Development, Inc.

7. Consulting Agreement dated December 20, 2001, by and between Pyramids Allen Hotel, L. P., Mohamed Elmougy and Arlington Hospitality Development, Inc.

                               Schedule 2.3(a)(ii)

                             Other Secured Creditors

                                                                                                    ESTIMATED
                                                                                                      LOAN
                                                                                    ORIGINAL LOAN   BALANCE AS    DATE    DATE ON
    PROPERTY NAME    PROPERTY ADDRESS          LENDER           CURRENT BORROWER       PAYMENT     OF 10/31/05  EXECUTED   RECORD
    -------------  --------------------  --------------------  -------------------  -------------  -----------  --------  --------
1.  AmeriHost Inn  221 Lakewood Drive,   First Security Bank   Batesville, MS 595   $1,650,034.00     Approx.    9/17/96   9/27/96
    Batesville     Batesville, MS 38606                        L.P.                                 $1,304,308

2.  AmeriHost      1210 N. 12th St.,     Downstate National    Murray, KY 695 L.P.  $1,650,000.00     Approx.     1/29/96    2/6/96
    Inn Murray     Murray, KY 42071      Bank                                                       $1,310,179

                                                               AP Properties of                                  8/31/98    9/3/98
                                                               Ohio, Inc.

3.  AmeriHost      12819 State Road      First Union National  Logan, OH 692 L.P.                                11/7/97  11/10/97
    Inn Logan      664, Logan, OH 43138  Bank

                                         Norwest Bank          API/Logan, OH, Inc.                    Approx.
                                         Minnesota, National                        $1,925,000.00   $1,486,580   3/24/99   3/31/99
                                         Association, As
                                         Trustee in Trust for
                                         the Registered
                                         Holders of First
                                         Union-Lehman
                                         Brothers-Bank of
                                         America

                                                                                                    ESTIMATED
                                                                                                      LOAN
                                                                                    ORIGINAL LOAN   BALANCE AS   DATE     DATE ON
    PROPERTY NAME    PROPERTY ADDRESS          LENDER           CURRENT BORROWER       PAYMENT     OF 10/31/05  EXECUTED   RECORD
    -------------  --------------------  --------------------  -------------------  -------------  -----------  --------  --------
                                         Commercial Mortgage
                                         Pass-Through
                                         Certificates, Series
                                         1998-C2

4.  AmeriHost Inn  1721 River Valley     First Union Bank      Lancaster,           $1,950,000.00   $1,505,885  11/14/97
    Lancaster      Circle N.,                                  OH ____ L.P.
                   Lancaster, OH 43130

                                         Norwest Bank          API/Lancaster,                                    3/24/99   3/31/99
                                         Minnesota, National   OH, Inc.
                                         Association, As
                                         Trustee in Trust
                                         for the Registered
                                         Holders of First
                                         Union-Lehman
                                         Brothers-Bank of
                                         America Commercial
                                         Mortgage
                                         Pass-Through
                                         Certificates,
                                         Series 1998-C2

5.  AmeriHost Inn  401 37th St.,         First Union National  Parkersburg,  WVA                                 11/7/97
    Parkersburg    Parkersburg, WV       Bank                  894 L.P.
    North          2610

                                         Norwest Bank                                                  Approx.

                                                                                                     ESTIMATED
                                                                                                       LOAN
                                                                                     ORIGINAL LOAN   BALANCE AS   DATE     DATE ON
     PROPERTY NAME   PROPERTY ADDRESS         LENDER           CURRENT BORROWER         PAYMENT     OF 10/31/05  EXECUTED   RECORD
    -------------- -------------------- --------------------  -------------------    -------------  -----------  --------  --------
                                        Minnesota, National   AP Hotels/Parkersburg, $2,400,000.00  $ 1,853,398   3/24/99    3/26/99
                                        Association, As       WV, Inc.
                                        Trustee in Trust
                                        for the Registered
                                        Holders of First
                                        Union-Lehman
                                        Brothers-Bank of
                                        America Commercial
                                        Mortgage
                                        Pass-Through
                                        Certificates,
                                        Series 1998-C2

6.  AmeriHost      20 Home St.,         First Union National  Athens Motel           $2,750,000.00     Approx.     5/4/98
    Inn & Suites   Athens, OH 45701     Bank                  Limited Partnership                   $ 2,169,705
    Athens                                                    II

7.  AmeriHost Inn  6323 Prentiss        The Citizens Bank of  Canal Winchester,      $1,900,000.00     Approx.    9/30/97   10/2/97
    & Suites,      School Rd., Canal    Logan                 Ohio 1292 Ltd.                        $ 1,240,364
    Columbus S.E.  Winchester, OH 43110
                                                              AP Hotels of                                         9/2/98    9/8/98
                                                              Illinois, Inc.

8.  AmeriHost Inn  11431 Allen Rd.,     First Union National  Washington C.H.,                         Approx.              11/7/97
    Jeffersonville N.W.,                Bank                  Ohio 194 L.P.          $1,925,000.00  $1,507,300
    South          Jeffersonville, OH
                   43128

                                        Norwest Bank          API/Washington C.H.,

                                                                                                    ESTIMATED
                                                                                                      LOAN
                                                                                    ORIGINAL LOAN   BALANCE AS   DATE     DATE ON
    PROPERTY NAME    PROPERTY ADDRESS          LENDER           CURRENT BORROWER       PAYMENT     OF 10/31/05  EXECUTED   RECORD
    -------------  --------------------  --------------------  -------------------  -------------  -----------  --------  --------
                                         Minnesota, National         OH, Inc.                                    3/24/99    4/1/99
                                         Association, As
                                         Trustee in Trust for
                                         the Registered
                                         Holders of First
                                         Union-Lehman
                                         Brothers-Bank of
                                         America Commercial
                                         Mortgage
                                         Pass-Through
                                         Certificates, Series
                                         1998-C2

9.  AmeriHost Inn  61595 Southgate       PMC Capital, Inc.     AP Hotels of         $1,650,000.00     Approx.    5/31/01
    & Suites       Parkway, Cambridge,                         Illinois, Inc.                       $1,484,544
    Cambridge      OH 43725

10. AmeriHost Inn  201 Carrie Drive,     PMC Capital, Inc.     AP Hotels of         $1,800,000.00    Approx.     9/30/98  10/13/98
    & Suites       Wilmington, OH 45177                        Pennsylvania, Inc.                   $1,481,173
    Wilmington


                                  Schedule 4.5

                                     Brokers

1.    Chanin Capital Partners, LLC

2.    CSC Transactions Limited Partnership

                                 Schedule 6.6(b)

                               Rejected Contracts

AmeriHost Inn & Suites Athens, OH Contracts

      1. Management Agreement dated as of January 1, 1993, by and between Athens Motel Associates Limited Partnership II (trading as AmeriHost
            Inn) and AmeriHost Management, Inc.

      2. Staffing Agreement dated as of January 9, 1992, by and between Athens Motel Associates Limited Partnership II (trading as AmeriHost
            Inn) and AmeriHost Staffing, Inc.

      3. Submanagement Agreement dated as of December 4, 2002, by and between Arlington Hospitality Management, Inc. and SJB Management, Inc.

      4. Land Lease dated March 1991, by and between AmeriHost Inn & Suites Athens, OH and Funtasia, Inc.

      5. Agreement dated as of December 1995, by and between AmeriHost Inn & Suites Athens, OH and Courtesy Products for in-room coffee.

      6. Agreement dated as of April 1994, by and between AmeriHost Inn & Suites Athens, OH and Eastern Telecom Corp. for long distance assistance services.

      7. Agreement dated as of July 2005, by and between AmeriHost Inn & Suites Athens, OH and Kessler Sign Company for 10'x30' billboard on Rt. 33 Lancaster.

      8. Agreement dated as of July 2005, by and between AmeriHost Inn & Suites Athens, OH and Kessler Sign Company for 10'x36' billboard on Rt. 33 Athens, OH.

      9. Agreement dated as of September 2000, by and between AmeriHost Inn & Suites Athens, OH and Kessler Sign Company for 10'x30' billboard on Rt. 50 Athens Gardens.

      10. Agreement dated as of December 1997, by and between AmeriHost Inn & Suites Athens, OH and Media One for cable services.

      11. Agreement dated as of July 1992, by and between AmeriHost Inn & Suites Athens, OH and Multi-Systems, Inc. for computer maintenance services.

      12. Agreement dated as of March 1998, by and between AmeriHost Inn & Suites Athens, OH and Nauman Outdoor for outdoor billboard.

      13. Agreement dated as of November 1, 1998, by and between AmeriHost Inn & Suites Athens, OH and Simplex for fire/safety system inspection services.

      14. Agreement dated as of December 2002, by and between AmeriHost Inn & Suites Athens, OH and SVI for guest pay movies.

      15. Agreement dated as of May 2001, by and between AmeriHost Inn & Suites Athens, OH and Torco for pest control services.

      16. Agreement dated as of October 2004, by and between AmeriHost Inn & Suites Athens, OH and Tariff Affiliates, Inc. for telephone and electric bill reduction/redemption services.

      17. Agreement dated as of September 2004, by and between AmeriHost Inn & Suites Athens, OH and Onity for electronic door locks.

      18. Agreement dated as of October 2004, by and between AmeriHost Inn & Suites Athens, OH and Nauman Outdoor for 12x24 shared sign for Athens, Lancaster, Logan and Col SE.

      19. Agreement dated as of March 2004, by and between AmeriHost Inn & Suites Athens, OH and Nauman Outdoor for 10x24 shared billboard with Bob Evans on US 50 East.

      20. Agreement dated as of January 2001, by and between AmeriHost Inn & Suites Athens, OH and S.A. Comunale Co., Inc. for fire protection system and inspection services.

      21. Agreement dated as of September 2004, by and between AmeriHost Inn & Suites Athens, OH and Time Warner Communications for cable TV services.

      22. Agreement dated as of March 2001, by and between AmeriHost Inn & Suites Athens, OH and Time Warner Communications for CATV system.

      23. Agreement dated as of October 2002, by and between AmeriHost Inn & Suites Athens, OH and Ohio Logos, Inc. for business sign on US 33 east direction.

      24. Agreement dated as of July 1993 by and between AmeriHost Inn & Suites Athens, OH and Safemark for in-room safes.

      25. Agreement dated as of May 2000, by and between AmeriHost Inn & Suites Athens, OH and The Lamar Companies for an outdoor billboard.

      26. Agreement dated as of June 2005, by and between AmeriHost Inn & Suites Athens, OH and Waste Management for waste haul services.

      27. Fire Protection System Inspection Agreement dated as of December 1999, by and between AmeriHost Inn & Suites Athens, OH and S.A. Communale Co., Inc.

      28. Agreement dated as of September 2000, by and between AmeriHost Inn & Suites Athens, OH and Al Logan for an outdoor billboard.

      29. Agreement dated as of March 2002, by and between AmeriHost Inn & Suites Athens, OH and Verizon Directories Corp. for telephone directory ad.

      30. Agreement dated as of August 2004, by and between AmeriHost Inn & Suites Athens, OH and Onity, Inc. for emergency management system services.

      31. Agreement dated as of July 2005, by and between AmeriHost Inn & Suites Athens, OH and Bob Evans Farm for outdoor billboards.

      32. Agreement dated as of July 2005, by and between AmeriHost Inn & Suites Athens, OH and Bob Evans Farm for outdoor billboards.

AMERIHOST INN BATESVILLE

      1. Staffing Agreement dated September 23, 1995, by and between Batesville, MS 595 Limited Partnership and AmeriHost Staffing, Inc.

      2. Management Contract dated January 17, 1996, by and between Batesville, MS 595 Limited Partnership and AmeriHost Management, Inc.

      3. Agreement dated as of August 1997, by and between AmeriHost Inn Batesville, MS and B&G Outdoor for an outdoor billboard.

      4. Agreement dated as of February 2001, by and between AmeriHost Inn Batesville, MS and EIG for magazine ad.

      5. Agreement dated as of March 1997, by and between AmeriHost Inn Batesville, MS and Headrick Outdoor, Inc. for an outdoor billboard.

      6. Agreement dated as of July 2004, by and between AmeriHost Inn Batesville, MS and Lamar Companies for an outdoor billboard.

      7. Agreement dated as of July 2004, by and between AmeriHost Inn Batesville, MS and Lamar Companies for an outdoor billboard.

      8. Agreement dated as of July 2004, by and between AmeriHost Inn Batesville, MS and Lamar Companies for an outdoor billboard.

      9. Agreement dated as of July 2004, by and between AmeriHost Inn Batesville, MS and Lamar Companies for an outdoor billboard.

      10. Agreement dated as of March 1996, by and between AmeriHost Inn Batesville, MS and Multi-Systems, Inc. for computer hardware and software maintenance services.

      11. Agreement dated as of July 2001, by and between AmeriHost Inn Batesville, MS and SVI for in-room movies.

      12. Agreement dated as of August 1999, by and between AmeriHost Inn Batesville, MS and Cable One for basic cable service.

      13. Pest Control Agreement dated as of October 1999, by and between AmeriHost Inn Batesville, MS and Redd Pest Control.

      14. Agreement dated as of September 2004, by and between AmeriHost Inn Batesville, MS and Onity, Inc. for electronic door locks.

      15. Agreement by and between AmeriHost Inn Batesville, MS and Traveler Discount Guide for coupon guide advertising.

      16. Agreement dated as of June 2002, by and between AmeriHost Inn Batesville, MS and Ecolab Systems for termite treatment services.

      17. Agreement dated as of April 2004, by and between AmeriHost Inn Batesville, MS and Courtesy Products, L.L.C. for 60 Hamilton Beach Model #15180 coffee brewers.

      18. Agreement dated as of April 2003, by and between AmeriHost Inn Batesville, MS and BFI for waste disposal services.

      19. Agreement dated as of September 2004, by and between AmeriHost Inn Batesville, MS and Onity, Inc. for energy management system services.

      20. Agreement dated as of January 2005, by and between AmeriHost Inn Batesville, MS and Lamar Companies for vinyl snipe.

      21. Agreement dated as of March 1996, by and between AmeriHost Inn Batesville, MS and Safemark for in-room safes.

AMERIHOST INN & SUITES CAMBRIDGE, OH CONTRACTS

      1. Staffing Agreement dated as of March 12, 1997, by and between Cambridge, OH 996 Limited Partnership and AmeriHost Staffing, Inc.

      2. Management Agreement dated as of March 12, 1997, between Cambridge, OH 996 Limited Partnership and Arlington Hospitality Management, Inc.

      3. Agreement dated as of May 2002, by and between AmeriHost Inn & Suites Cambridge, OH and Ace Disposal Company for waste disposal services.

      4. Agreement dated as of April 2004, by and between AmeriHost Inn & Suites Cambridge, OH and Courtesy Products for 71 Hamilton Beach Model #15180 coffee brewers.

      5. Agreement dated as of June 2003, by and between AmeriHost Inn & Suites Cambridge, OH and Kessler Sign Company for an outdoor billboard.

      6. Agreement dated as of November 1997, by and between AmeriHost Inn & Suites Cambridge, OH and Orkin for pest control services.

      7. Fire Protection Inspection Agreement dated as of April 2005, by and between AmeriHost Inn & Suites Cambridge, OH and S.A. Comunale Co., Inc.

      8. Agreement dated as of December 2002, by and between AmeriHost Inn & Suites Cambridge, OH and SVI for on demand movies.

      9. Agreement dated as of April 2005, by and between AmeriHost Inn & Suites Cambridge, OH and Onity, Inc. for electronic door locks.

      10. Agreement dated as of January 2005, by and between AmeriHost Inn & Suites Cambridge, OH and Viacom Outdoor Advertising for an outdoor billboard.

      11. Directory Distribution Agreement dated as of March 2002, by and between AmeriHost Inn & Suites Cambridge, OH and Verizon Directories Corp.

      12. Agreement dated as of April 2003, by and between AmeriHost Inn & Suites Cambridge, OH and FrontierVision Operating Partners d/b/a Adelphia Cable for cable television service.

      13. Advertising Agreement dated as of December 2004, by and between AmeriHost Inn & Suites Cambridge, OH and Travel Discount Guide.

      14. Agreement dated as of August 2004, by and between AmeriHost Inn & Suites Cambridge, OH and Onity, Inc. for energy management systems.

      15. Agreement dated as of October 1997, by and between AmeriHost Inn & Suites Cambridge, OH and Safemark Systems, L.P. for safes.

AMERIHOST INN & SUITES COLUMBUS SOUTHEAST, OH CONTRACTS

      1. Staffing Agreement dated as of March 12, 1997, by and between Canal Winchester, Ohio 1296 Ltd. and Arlington Hospitality Staffing, Inc.

      2. Management Agreement dated as of March 12, 1997, by and between Canal Winchester, Ohio 1296 Ltd. and AmeriHost Management, Inc.

      3. Submanagement Agreement dated as of December 4, 2002, by and between SJB Management, Inc. and Arlington Hospitality Management, Inc.

      4. One Plus Agreement dated as of April 1998, by and between AmeriHost Inn & Suites Columbus Southeast, OH and AT&T.

      5. Annual Dues Agreement by and between AmeriHost Inn & Suites Columbus Southeast, OH and Canal Winchester Area Chamber of Commerce.

      6. Agreement dated as of July 2004, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Courtesy Products for in-room coffeemakers.

      7. Agreement by and between AmeriHost Inn & Suites Columbus Southeast, OH and Ecolab Pool Service for Aquabalance Pool Services.

      8. Annual Membership Dues Agreement by and between AmeriHost Inn & Suites Columbus Southeast, OH and Experience Columbus.

      9. Agreement dated as of November 2003, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Interspace for airport advertising.

      10. Agreement by and between AmeriHost Inn & Suites Columbus Southeast, OH and L.E.T. for monthly property website management.

      11. Agreement dated as of February 1998, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Multi-Systems, Inc. for computer equipment and software support and maintenance services.

      12. Equipment Maintenance Extension Agreement dated as of February 2005, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Multi-Systems, Inc.

      13. Agreement dated as of September 2004, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Nauman Outdoor for an outdoor billboard.

      14. 2005 Annual Dues Agreement by and between AmeriHost Inn & Suites Columbus Southeast, OH and Ohio Hotel & Lodging Association.

      15. Electronic Door Locks Extended Warranty Agreement dated as of December 2004, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Onity.

      16. Agreement dated as of August 2004, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Onity for energy management systems services.

      17. Agreement dated as of March 1998, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Orkin for pest control services.

      18. Agreement dated as of December 1999, by and between AmeriHost Inn & Suites Columbus Southeast, OH and S.A. Comunale Co., Inc. for fire protection system inspection services.

      19. Agreement dated as of November 2004, by and between AmeriHost Inn & Suites Columbus Southeast, OH and SMG Directory Marketing for yellow pages advertising services.

      20. 2005 Annual Dues Agreement by and between AmeriHost Inn & Suites Columbus Southeast, OH and Southeastern Franklin County Chamber of Commerce.

      21. Agreement dated as of May 2003, by and between AmeriHost Inn & Suites Columbus Southeast, OH and SVI for in-room movies.

      22. 2005 AAA Official Appointment Agreement dated as of June 2004, by and between AmeriHost Inn & Suites Columbus Southeast, OH and TTA Advertising.

      23. Agreement dated as of July 2003, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Waste Management of Ohio for waste haul services.

      24. Agreement dated as of August 2004, by and between AmeriHost Inn & Suites Columbus Southeast, OH and World Cinema for satellite service.

      25. Agreement dated as of October 1997, by and between AmeriHost Inn & Suites Columbus Southeast, OH and Safemark for in-room safes.

AMERIHOST INN LANCASTER, OH CONTRACTS

      1. Staffing Agreement dated as of January 9, 1992, by and between Lancaster, OH 890 Partnership (trading as AmeriHost Inn) and AmeriHost Staffing, Inc.

      2. Management Agreement dated as of January 1, 1993, by and between Lancaster, OH 1191 Limited Partnership and AmeriHost Management, Inc.

      3. Agreement dated as of May 2003, by and between AmeriHost Inn Lancaster, OH and Courtesy Products for 60-4 cup Hamilton Beach coffee brewers.

      4. Agreement dated as of March 1994, by and between AmeriHost Inn Lancaster, OH and Eastern Telecom Corp. for long distance telecommunications.

      5. Agreement dated as of September 1995, by and between AmeriHost Inn Lancaster, OH and Kessler Signs for 10x36 billboard WBR/bottom board on Rt. 33.

      6. Agreement dated as of December 1997, by and between AmeriHost Inn Lancaster, OH and Media One for cable services.

      7. Agreement dated as of August 1995, by and between AmeriHost Inn Lancaster, OH and Multi-Systems, Inc. for computer hardware and software maintenance services.

      8. Agreement dated as of October 2004, by and between AmeriHost Inn Lancaster, OH and Nauman Outdoor for 12X24 billboard shared with Athens, Logan, Col SE.

      9. Agreement dated as of October 2004, by and between AmeriHost Inn Lancaster, OH and Nauman Outdoor for 12X24 billboard.

      10. Agreement dated as of September 1992, by and between AmeriHost Inn Lancaster, OH and SecurityLink/Ameritech (formerly All-Tech) for burglar monitoring services.

      11. Agreement dated as of November 1998, by and between AmeriHost Inn Lancaster, OH and Simplex for fire/safety system inspection services.

      12. Agreement dated as of December 2001, by and between AmeriHost Inn Lancaster, OH and SVI Systems, Inc. for guest pay movies.

      13. Agreement dated as of June 1995, by and between AmeriHost Inn Lancaster, OH and Torco for pest control services.

      14. Agreement dated as of July 1996, by and between AmeriHost Inn Lancaster, OH and Waste Management of Ohio for waste haul services.

      15. Agreement dated as of July 2003, by and between AmeriHost Inn Lancaster, OH and Nauman Outdoor for 10 X 24 billboard.

      16. Agreement dated as of April 2005, by and between AmeriHost Inn Lancaster, OH and S.A. Comunale Co., Inc. for fire protection system inspection services.

      17. Agreement dated as of September 2004, by and between AmeriHost Inn Lancaster, OH and Time Warner Communications for cable TV services.

      18. Agreement dated as of March 2001, by and between AmeriHost Inn Lancaster, OH and Time Warner Communications for cable TV system.

      19. Agreement dated as of June 2004, by and between AmeriHost Inn Lancaster, OH and Onity, Inc. for electronic door locks.

      20. Agreement dated as of August 2004, by and between AmeriHost Inn Lancaster, OH and Onity, Inc. for emergency management systems.

      21. Agreement dated as of July 31, 1998, by and between AmeriHost Inn Lancaster, OH and Worldres, Inc. for internet reservation services.

      22. Agreement dated as of September 1993 by and between AmeriHost Inn Lancaster, OH and Safemark for in-room safes.

AMERIHOST INN LOGAN, OH CONTRACTS

      1. Staffing Agreement dated September 30, 1992, by and between Logan Ohio 692 Limited Partnership and AmeriHost Staffing, Inc.

      2. Management Agreement dated as of April 10, 1992, by and between Logan, OH 692 Limited Partnership and AmeriHost Management, Inc.

      3. Agreement by and between AmeriHost Inn Logan, OH and BBS Waste Disposal for waste haul services.

      4. Agreement dated as of December 1995, by and between AmeriHost Inn Logan, OH and Courtesy Products for in-room coffee.

      5. Agreement dated as of January 1993, by and between AmeriHost Inn Logan, OH and Cox Communications for cable services.

      6. Agreement dated as of March 1994, by and between AmeriHost Inn Logan, OH and Eastern Telecom Corp. for long distance telecommunications.

      7. Agreement dated as of April 2002, by and between AmeriHost Inn Logan, OH and Frontier Vision Operating Partners d/b/a Adelphia Cable Communications for cable services.

      8. Agreement dated as of July 1995, by and between AmeriHost Inn Logan, OH and Multi-Systems, Inc. for computer hardware and software maintenance services.

      9. Agreement dated as of October 2003, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for an outdoor billboard.

      10. Agreement dated as of July 1995, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for billboard on US 33 W/O SR 664 shared with Bob Evans.

      11. Agreement dated as of October 2003, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for billboards on US 33 West 10x18.

      12. Agreement dated as of August 1995, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for billboard on SR 664 S shared with Old Dutch.

      13. Agreement dated as of July 2003, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for billboard on US 33 East shared with Lancaster.

      14. Agreement dated as of September 1995, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for billboard on SR 93 North shared with two malls and a restaurant.

      15. Agreement dated as of August 1995, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for billboard on SR 664 & Chieftain Drive.

      16. Agreement dated as of October 2004, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for billboard - shared sign for Athens, Lancaster, Logan and Col SE 12X24.

      17. Agreement dated as of March 1999, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for 8' x 32' billboard on US 33 E.

      18. Agreement dated as of March 1999, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for 10' x 36' billboard on US 33 W.

      19. Agreement dated as of June 2004, by and between AmeriHost Inn Logan, OH and Nauman Outdoor for billboard on US 33 West #731B 10X24.

      20. Agreement dated as of September 2004, by and between AmeriHost Inn Logan, OH and Onity, Inc. for electronic door locks.

      21. Agreement dated as of April 2005, by and between AmeriHost Inn Logan, OH and S.A. Comunale Co., Inc. for fire protection system inspection services.

      22. Agreement dated as of April 1993, by and between AmeriHost Inn Logan, OH and SecurityLink from Ameritech for burglar monitoring services.

      23. Agreement dated as of November 1998, by and between AmeriHost Inn Logan, OH and Simplex for fire/safety system inspection services.

      24. Agreement dated as of July 2000, by and between AmeriHost Inn Logan, OH and SVI for in-room movies.

      25. Agreement dated as of April 1996, by and between AmeriHost Inn Logan, OH and Vendor Capital Group for electronic door locks financing.

      26. Directory Distribution Agreement dated as of March 2002, by and between AmeriHost Inn Logan, OH and Verizon Directories Corp.

      27. Agreement dated verbally by and between AmeriHost Inn Logan, OH and Wells Thur-O-Pest for pest control services.

      28. Agreement dated as of September 2004, by and between AmeriHost Inn Logan, OH and Onity, Inc. for energy management systems.

      29. Agreement dated as of September 1993, by and between AmeriHost Inn Logan, OH and Safemark for in-room safes.

AMERIHOST INN MURRAY, KY CONTRACTS

      1. Staffing Agreement dated January 29, 1996, by and between Murray, KY 695 Limited Partnership and AmeriHost Staffing, Inc.

      2. Management Agreement dated January 29, 1996, by and between Murray, KY 695 Limited Partnership and AmeriHost Management, Inc.

      3. Agreement dated as of October 1996, by and between AmeriHost Inn Murray, KY and ADS Alarm Systems of Paducah for alarm monitoring services.

      4. Agreement dated as of May 2003, by and between AmeriHost Inn Murray, KY and Charter Communications for cable services.

      5. Agreement dated as of April 2004, by and between AmeriHost Inn Murray, KY and Courtesy Products for in-room coffee makers.

      6. Agreement dated as of August 2000, by and between AmeriHost Inn Murray, KY and Ecolab Pest Elimination Services for pest control services.

      7. Agreement by and between AmeriHost Inn Murray, KY and Ecolab Pool Service for Aquabalance Pool service.

      8. Poster Billboard Contract ID #152 dated as of February 2005, by and between AmeriHost Inn Murray, KY and Lamar Companies.

      9. Agreement dated as of March 1996, by and between AmeriHost Inn Murray, KY and Multi-Systems, Inc. for computer hardware and software maintenance services.

      10. Agreement dated as of December 2001, by and between AmeriHost Inn Murray, KY and SVI Systems, Inc. for in-room movies.

      11. Electronic Door Locks Extended Warranty Agreement dated as of June 2004, by and between AmeriHost Inn Murray, KY and Onity, Inc.

      12. Agreement dated as of November 2002, by and between AmeriHost Inn Murray, KY and Market America, LLC for advertising on I-24 from Ext. 25A to ext 41.

      13. Agreement dated as of August 2004, by and between AmeriHost Inn Murray, KY and Onity, Inc. for energy management systems.

      14. Agreement dated as of June 1996, by and between AmeriHost Inn Murray, KY and Safemark for in-room safes.

AMERIHOST INN PARKERSBURG NORTH, WVA CONTRACTS

      1. Staffing Agreement dated December 6, 1994, by and between AmeriHost Staffing, Inc. and Parkersburg, WVA 894 Limited Partnership.

      2. Management Agreement dated December 6, 1994, by and between Parkersburg, WVA Limited Partnership and AmeriHost Management, Inc.

      3. Agreement dated as of May 2004, by and between AmeriHost Inn Parkersburg North, WV and Charter Communications, LLC for cable television services.

      4. Agreement dated as of May 2004, by and between AmeriHost Inn Parkersburg North, WV and Charter Communications, LLC for high speed internet access.

      5. Agreement dated as of May 2003, by and between AmeriHost Inn Parkersburg North, WV and Courtesy Products for 78-4 cup Hamilton Beach coffee brewers.

      6. Agreement dated as of September 1996, by and between AmeriHost Inn Parkersburg North, WV and Grand Central Mall for billboard services.

      7. Agreement dated as of March 1997, by and between AmeriHost Inn Parkersburg North, WV and Interspace for airport advertising shared with Mineral Wells.

      8. Agreement dated as of June 1995, by and between AmeriHost Inn Parkersburg North, WV and Lamps Pest Proof for pest control services.

      9. Agreement dated as of October 1995, by and between AmeriHost Inn Parkersburg North, WV and Mullen Security Alarm for security system.

      10. Agreement dated as of April 1995, by and between AmeriHost Inn Parkersburg North, WV and Multi Systems, Inc. for computer hardware and software maintenance services.

      11. Agreement dated as of September 2004, by and between AmeriHost Inn Parkersburg North, WV and Onity, Inc. for electronic door locks.

      12. Agreement dated as of April 2005, by and between AmeriHost Inn Parkersburg North, WV and S.A. Comunale Co., Inc. for fire protection system and inspection services.

      13. Agreement dated as of April 2001, by and between AmeriHost Inn Parkersburg North, WV and SVI for guest pay movies.

      14. Advertising Agreement dated as of October 2003, by and between AmeriHost Inn Parkersburg North, WV and Traveler Discount Guide.

      15. Agreement dated as of May 2005, by and between AmeriHost Inn Parkersburg North, WV and Waste Management for waste disposal services.

      16. Agreement dated as of October 1998, by and between AmeriHost Inn Parkersburg North, WV and West Virginia Bureau of Commerce for "800" referral service.

      17. Agreement dated as of August 2004, by and between AmeriHost Inn Parkersburg North, WV and World Cinema for HBO.

      18. Agreement dated as of October 1998, by and between AmeriHost Inn Parkersburg North, WV and Worldres, Inc. for internet reservations.

      19. Energy Management System Agreement dated as of August 2004, by and between AmeriHost Inn Parkersburg North, WV and Onity, Inc.

      20. Agreement dated as of November 2004, by and between AmeriHost Inn Parkersburg North, WV and AVI Food Systems, Inc. for vending machines.

      21. Fitness Center Agreement dated as of January 2005, by and between AmeriHost Inn Parkersburg North, WV and Family Fitness Center.

      22. Agreement dated as of April 1995, by and between AmeriHost Inn Parkersburg North, WV and Safemark for in-room safes.

AMERIHOST INN WASHINGTON COURT HOUSE CONTRACTS

      1. Staffing Agreement dated April 15, 1994, by and between Washington Courthouse 194 Limited Partnership and AmeriHost Staffing, Inc.

      2. Management Agreement dated as of April 29, 1994, by and between AmeriHost Management, Inc. and Washington C.H., Ohio 194 Limited Partnership.

      3. Agreement dated as of August 1999, by and between AmeriHost Inn Washington Court House, OH and Adelphia (formerly Frontiervision) for cable TV services.

      4. Agreement dated as of October 1994, by and between AmeriHost Inn Washington Court House, OH and ADT (formerly SecurityLink from Ameritech) for burglar monitoring services.

      5. Agreement dated as of November 1995, by and between AmeriHost Inn Washington Court House, OH and Courtesy Products for in-room coffee.

      6. Agreement dated as of August 2000, by and between AmeriHost Inn Washington Court House, OH and Ecolab Pest Elimination for pest control services.

      7. Agreement by and between AmeriHost Inn Washington Court House, OH and Ecolab Pool Service for Aquabalance Pool services.

      8. Annual Dues Agreement by and between AmeriHost Inn Washington Court House, OH and Fayette County Chamber of Commerce.

      9. Agreement dated as of June 1994, by and between AmeriHost Inn Washington Court House, OH and Multi-Systems, Inc. for computer hardware and software maintenance services.

      10. Energy Management System Agreement dated as of September 2004, by and between AmeriHost Inn Washington Court House, OH and Onity, Inc.

      11. Extended Warranty for Electronic Door Locks Agreement dated as of September 2004, by and between AmeriHost Inn Washington Court House, OH and Onity, Inc.

      12. Agreement dated as of June 1996, by and between AmeriHost Inn Washington Court House, OH and Rumpke for waste haul services.

      13. Agreement dated as of April 2005, by and between AmeriHost Inn Washington Court House, OH and S.A. Comunale for annual fire protection system inspection.

      14. Agreement dated as of December 2004, by and between AmeriHost Inn Washington Court House, OH and SMG Directory Marketing for yellow pages advertising - SBC Washington DC House Directory.

      15. Agreement dated as of August 2005, by and between AmeriHost Inn Washington Court House, OH and SVI Systems, Inc. for in-room movies.

      16. Agreement dated as of November 2004, by and between AmeriHost Inn Washington Court House, OH and The Lamar Companies for 16x50 Billboard Panel 1211 on I-71 1-1/4 mile n/o US 62.

      17. 2005 AAA Official Appointment Agreement dated as of June 2004, by and between AmeriHost Inn Washington Court House, OH and TTA Advertising.

      18. 2006 AAA Official Appointment Agreement dated as of May 2004, by and between AmeriHost Inn Washington Court House, OH and TTA Advertising.

      19. Agreement dated as of March 2003, by and between AmeriHost Inn Washington Court House, OH and Viacom Outdoor Advertising for 16x60 Billboard Panel 03608B on I 71 2.5 miles s/o Route 35.

      20. Agreement dated as of December 2003, by and between AmeriHost Inn Washington Court House, OH and World Cinema for Encore Channel Programming.

      21. Lease Agreement dated as of July 2002, by and between AmeriHost Inn Washington Court House, OH and Xerox Capital for 420 Digital Copier.

      22. Agreement dated as of September 1994, by and between AmeriHost Inn Washington Court House, OH and Safemark for in-room safes.

AMERIHOST INN & SUITES WILMINGTON CONTRACTS

      1. Staffing Agreement dated June 20, 1996, by and between AMALP II 696 LLC and AmeriHost Staffing, Inc.

      2. Management Contract dated June 20, 1996, by and between AMALP II 696 LLC and AmeriHost Management, Inc.

      3. Alarm System Agreement dated as of January 2002, by and between AmeriHost Inn & Suites Wilmington, OH and A&M Fire and Safety Equipment, Inc. for fire services.

      4. Agreement by and between AmeriHost Inn & Suites Wilmington, OH and City of Wilmington for trash haul services.

      5. Agreement dated as of June 2005, by and between AmeriHost Inn & Suites Wilmington, OH and Lind Outdoor for 12x24 billboard on US 22/SR3 North and SR 72 West.

      6. Agreement dated as of January 1997, by and between AmeriHost Inn & Suites Wilmington, OH and MSI, Inc. for computer hardware and software maintenance services.

      7. Agreement dated as of April 2005, by and between AmeriHost Inn & Suites Wilmington, OH and S.A. Comunale Co., Inc. for fire protection system and inspection services.

      8. Agreement dated as of March 2002, by and between AmeriHost Inn & Suites Wilmington, OH and SVI for in-room movies.

      9. Agreement dated as of January 1997, by and between AmeriHost Inn & Suites Wilmington, OH and Terminix for pest control services.

      10. Agreement dated as of December 2004, by and between AmeriHost Inn & Suites Wilmington, OH and Onity, Inc. for electronic door locks.

      11. Agreement dated as of October 2001, by and between AmeriHost Inn & Suites Wilmington, OH and Wilmington College for scoreboard advertising.

      12. Agreement dated as of August 2004, by and between AmeriHost Inn & Suites Wilmington, OH and World Cinema for satellite programming.

      13. Agreement dated as of June 2002, by and between AmeriHost Inn & Suites Wilmington, OH and The Lamar Companies for 12x32 Billboard on SR 72 East of I-71 RH/EB.

      14. Broker Agreement dated as of December 2003, by and between AmeriHost Inn & Suites Wilmington, OH and Corporate Lodging Consultants.

      15. Energy Management System Agreement dated as of August 2004, by and between AmeriHost Inn & Suites Wilmington, OH and Onity, Inc.

      16. Agreement dated as of November 1996, by and between AmeriHost Inn & Suites Wilmington, OH and Safemark for in-room safes.

AMERIHOST INN & SUITES OXFORD

      1. Staffing Agreement dated as of December 4, 2002, by and between Oxford, OH 899 Ltd. and Arlington Staffing, Inc.

      2. Administrative Services Contract dated December 4, 2002, by and between SJB Management, Inc. and Arlington Hospitality Management, Inc.